EXHIBIT 2.5

Fl No: 24.463 BRESI
Serapis No. 2007-0223

TIM CELULAR PROJECT
(Loan from Own Resources)

Finance Contract

between

European Investment Bank

and

TIM Nordeste S.A.

Luxembourg, 3rd June 2008

EUROPEAN INVESTMENT BANK

Fl N° 24.463/BR

TIM CELULAR PROJECT (BRAZIL)
(Own Resources)

FINANCE CONTRACT

between

EUROPEAN INVESTMENT BANK

and

TIM NORDESTE S.A.

Luxembourg, 3rd June 2008

1.

THIS CONTRACT IS MADE BETWEEN:

EUROPEAN INVESTMENT BANK having its seat at 100 boulevard Konrad Adenauer, Luxembourg, L - 2950, Luxembourg, represented by Mr. Francisco de Paula Coelho, Director and Mrs. Regan Otte, Associate Director,

hereinafter referred to as: "THE BANK"

of the first part, and

TIM Nordeste S.A., a company incorporated in Brazil, having its registered office at Avenida Ayrton Senna da Silva, 1633 Bairro da Piedade, Jaboatão dos Guarapes, Pernambuco (CEP 54.410240). represented by Mr. Francesco Tanzi, Business Manager, hereinafter referred to as: "THE BORROWER"

of the second part.

2.
WHEREAS:

1.	The Republic of Brazil and THE BANK concluded a Framework Agreement governing THE BANK's activities in the Federative Republic of Brazil ("Brazil") (the "Framework Agreement").

2.
THE BORROWER is a company established in, and having its principal place of business in, Brazil and ultimately controlled by Telecom Italia SpA. At present, THE BORROWER provides cellular telecommunications services in nine (9) States and the Federal District pursuant to licences granted by Agência Nacional de Telecomunicações ("Anatel").

3.	The Government of Brazil has acknowledged by letter dated 20th February 2008 that the loan financing to be provided under the present Contract falls within the scope of the Framework Agreement.

4.
THE BORROWER, together with TIM Celular S.A. is undertaking a project (the "Project") comprising the expansion of a GSM network as well as the initial roll out of a UMTS mobile network as more particularly described in the technical description (the "Technical Description") set out in Schedule A.1 hereto. THE BORROWER, TIM Nordeste S.A. and TIM Participações constitute, for the purpose of this Contract the group (the "Group").

5.	The total cost of the Project, as estimated by THE BANK, is EUR 1 994 000 000 (one thousand nine hundred and ninety-four million euros).

6.	THE BORROWER has stated that it intends to finance the Project as follows:

Source of funds	EUR million
Own funds/other funds	1603
BNDES Loan	186

7.
In order to complete the financing plan set out in Recital (6) THE BORROWER has requested from THE BANK a credit of EUR 200 000 000 (two hundred million euros) to be lent under two contracts, of which, EUR 34 000 000, or the equivalent thereof, is to be lent under this Contract with THE BORROWER and EUR 166 000 000, or the equivalent thereof, is to be lent under a Contract to be signed with TIM Celular S.A. pursuant to the 4th Asia and Latin America Mandate.

8.
In response to THE BORROWER's request, being satisfied that the financing of the Project comes within the scope of its functions, and relying, inter alia, on the statements and facts cited in these Recitals, THE BANK is willing to make available to THE BORROWER a credit of EUR 34 000 000 (thirty four million euros) or the equivalent thereof under this Finance Contract (the "Contract").

9.	In addition to disbursements in usual convertible currencies THE BANK has agreed to make an uncommitted Brazilian Real ("BRL") linked facility available to THE BORROWER.

3.

10.
F. Tanzi, duly authorised to enter into the present Finance Contract, copy of such authorisation is attached hereto as Annex I. Furthermore, it has been duly certified in the form set out in Annex II that such borrowing is within the corporate powers of THE BORROWER.

11.
The financial obligations of THE BORROWER hereunder are to be guaranteed by means of a guarantee in form and substance satisfactory to THE BANK (the "Guarantee") issued by banks acceptable to THE BANK (each a "Guarantor").

12.
TIM Participações S.A. ("TIMP"), the Brazilian parent company of THE BORROWER, has agreed to execute a guarantee and indemnity agreement, in form and substance satisfactory to THE BANK, whereby it undertakes to further guarantee and indemnify THE BANK for the financial obligations of THE BORROWER (the "TIMP Guarantee").

13.
The Statute of THE BANK provides that THE BANK shall ensure that its funds are used as rationally as possible in the interests of the European Community ("EC") and accordingly that the terms and conditions of its loan operations shall be consistent with EC policy. In accordance with the Recommendations of the Financial Action Task Force, as established within the Organisation for Economic Co-operation and Development, THE BANK has adopted a policy to pay especial attention to its transactions and its business relations in those cases where it provides finance for a project located in a country that does not sufficiently apply with those recommendations or to a borrower or beneficiary resident in such country.

14.	All references herein to Articles, Recitals, Schedules and Annexes are references respectively to articles of, and recitals, schedules and annexes to this Contract;

NOW THEREFORE it is hereby agreed as follows:

4.

ARTICLE 1
Credit and disbursement

1.01         Amount of Credit

By this Contract THE BANK establishes in favour of THE BORROWER, and THE BORROWER accepts, a credit (the "Credit") in an amount of EUR 34 000 000 (thirty-four million euros) or its equivalent for the financing of the Project.

1.02         Disbursement procedure

A.      Tranches

THE BANK shall disburse the Credit in up to five (3) tranches (each a "Tranche") during the period between the date of this Contract and the date falling eighteen (18) months thereafter (the "Availability Period"). The amount of each tranche, if not being the undrawn balance of the Credit, shall be a minimum of EUR 5 000 000 ( five million euros) or the equivalent thereof.

B.      Disbursement Request for Tranches other than BRL-Linked Tranches

From time to time up to the date falling twenty (20) days prior to the end of the Availability Period and subject to confirmation by THE BANK that all conditions precedent set out in Article 1.04A and 1.04B have been satisfied, THE BORROWER may present to THE BANK a written request (a "Disbursement Request"), substantially in the form set out in Schedule C, for the disbursement of a Tranche (other than a BRL-Linked Tranche as defined below). Save where the evidence has been already supplied, the Disbursement Request shall be accompanied by evidence of the authority of the signatory or signatories thereof, together with their authenticated specimen signatures. The Disbursement Request shall:

(i)	specify the amount and currency of disbursement of the Tranche;

(ii)
specify whether the Tranche shall bear a fixed rate of interest (a "Fixed-Rate Tranche") in accordance with Article 3.01A or a floating rate of interest (i.e. a "Floating-Rate Tranche") determined pursuant to the respective provisions of Article 3.01B;

(iii)
specify THE BORROWER's preferred date for disbursement, which shall be a Relevant Business Day (as defined in Article 5.01(b)) during the Avalaibility Period, falling not less than fifteen (15) calendar days following the date of the Disbursement Request, it being understood that THE BANK may disburse the Tranche up to four calendar months from the date of the Disbursement Request;

(iv)	specify the preferred interest payment periodicity for the Tranche, chosen in accordance with Article 3.01;

(v)	specify the preferred terms for repayment of principal chosen in accordance with Article 4.01; and

5.

(vi)	state the bank account of THE BORROWER (in appropriate format for the relevant currency to which disbursement should be made) provided that only one account may be specified for each Tranche; and

(vii)	confirm that as from the date of signature of this Contract and up to the date of the Disbursement Request to the best knowledge of THE BORROWER:

(a)	there has been no Material Adverse Change in its financial condition that would or may affect its ability to perform its obligations under this Contract; and

(b)	no situation exists by virtue of which THE BANK may cancel or suspend the undisbursed part of the Credit pursuant to Article 1.068(i).

THE BORROWER may also at its discretion specify in the Disbursement Request the following respective elements if any, as indicated by THE BANK to be applicable to the Tranche, that is to say:

(i)	in the case of a Fixed-Rate Tranche, the fixed interest rate applicable to it during its lifetime; and

(ii)	in the case of a Floating-Rate Tranche, the Spread (as defined in Article 3.01 B) applicable to it during its lifetime.

For the purposes of this Contract generally, "Relevant Interbank Rate" means EURIBOR in the case of a Tranche or other sum denominated in EUR, LIBOR in the case of a Tranche or other sum denominated in USD and the market rate according to a definition chosen by THE BANK and separately communicated in writing in accordance with Article 12 of this Agreement to THE BORROWER, in the case of a Tranche or other sum denominated in any other currency.

Subject to the second last paragraph of Article 1.02C, each Disbursement Request is irrevocable.

C.      Disbursement Notice
Between ten (10) and fifteen (15) days before the date of disbursement of a Tranche (other than a BRL-Linked Tranche) THE BANK shall, if the Disbursement Request conforms to Article 1.02B, deliver to THE BORROWER a notice (hereafter a "Disbursement Notice"), which shall specify:

(i)	the amount and currency of disbursement of the Tranche;

(ii)	the interest rate basis and, for a Fixed-Rate Tranche, the fixed interest rate and for a Floating-Rate Tranche, the Spread and the periodicity of the payment of interest;

(iii)	the applicable Payment Dates and principal repayment terms;

(iv)	the date on which the Tranche is scheduled to be disbursed (the "Scheduled Disbursement Date"), disbursement being in any case subject to the conditions of Article 1.04; and

6.

If one or more of the elements specified in the Disbursement Notice does not conform to the corresponding element, if any, in the Disbursement Request, THE BORROWER may within three (3) Luxembourg Business Days following receipt of the Disbursement Notice without liability revoke the Disbursement Request by notice to THE BANK and thereupon the Disbursement Request and the Disbursement Notice shall be of no effect.

For the purposes of this Contract generally "Luxembourg Business Day" means a day on which commercial banks are open for business in Luxembourg.

D.      Disbursement Procedure for BRL-Linked Tranches

1.      BLT Disbursement Request

From time to time prior to the date falling twenty (20) days prior to the end of the Availability Period and subject to confirmation by THE BANK that all conditions to disbursement set out in Article 1.04A and 1.04B have been satisfied, THE BORROWER may request disbursement of a Tranche in respect of which payments will be linked to the Brazilian Real ("BRL") (such a Tranche being referred to as a "BRL-Linked Tranche") by presenting to THE BANK a duly completed and signed request (a "BLT Disbursement Request"), substantially in the form set out in Schedule E. Save where the evidence has been already supplied, the BLT Disbursement Request shall be accompanied by evidence of the authority of the signatory or signatories, together with their authenticated specimen signatures. Each BLT Disbursement Request shall specify:

(ì)	the requested equivalent EUR amount of the Tranche

(ii)	the preferred date for disbursement which shall be a date falling not less than fifteen (15) Luxembourg Business Days after the date of the Disbursement Request;

(iii)	the preferred interest rate basis for such BRL-Linked Tranche which shall be floating, fixed or zero coupon;

(iv)	the preferred principal repayment characteristics for the Tranche which may be on an amortizing or bullet basis provided that:

(a)
if the request is for an amortizing BRL-Linked Tranche, the first repayment date shall fall two (2) years after disbursement and the final repayment date shall fall no later than nine (9) years after disbursement;

(b)	if the request is for a bullet BRL-Linked Tranche, the repayment date shall fall no later than seven (7) years after disbursement;

(v) the bank account of THE BORROWER.

2.      THE BANK's Offer

Following receipt of a BLT Disbursement Request, THE BANK shall make such efforts as it shall deem reasonable to obtain financing offers from such counterparts in the capital markets as it shall deem fit enabling it to offer a BRLLinked Tranche to THE BORROWER on terms substantially compatible with such BLT Disbursement Request.

7.

THE BANK shall be under no obligation to disclose any details of the efforts used or the counterparts contacted in respect of the foregoing and THE BORROWER acknowledges that THE BANK may not be able to obtain suitable offers and makes no commitment in that respect.

Within five (5) Luxembourg Business Days following receipt of a BLT Disbursement Request THE BANK shall either:

(i)	inform THE BORROWER that it is not able to offer a BRL-Linked Tranche having characteristics that are substantially similar to those set out in the BLT Disbursement Request;

(ii)	deliver to THE BORROWER an offer to make available a BRL-Linked Tranche giving the characteristics of the offered BRL-Linked Tranche substantially in the form of Schedule F (each a "BLT Offer").

3.      THE BORROWER's Acceptance

THE BORROWER may accept a BLT Offer by delivering a copy of the BLT Offer duly countersigned by authorised officers of THE BORROWER to THE BANK no later than the deadline specified and otherwise in accordance with the directors of THE BANK as contained in the relevant BLT Offer (the "Acceptance Deadline").

Any such acceptance must be accompanied by:

(i)
evidence of compliance with Central Bank registration requirements in respect of such Tranche consisting in a screen print-out of the computer generated update of the ROF registered at Central Bank's Sisbacen; and

(ii)	in case of a BRL-Linked Tranche identified as a zero-coupon BRL-Linked Tranche, payment of the BLT Upfront Fee specified in the relevant BLT Offer.

If a BLT Offer is duly accepted by THE BORROWER on or before the Acceptance Deadline, THE BANK shall make the corresponding BRL-Linked Tranche (each an "Accepted BRL-Linked Tranche") available to THE BORROWER in accordance with the relevant BLT Offer subject to the terms and conditions of this Contract as amended and supplemented by Schedule G.

Any BLT Offer which is not duly accepted on or before the Acceptance Deadline shall automatically lapse and THE BORROWER shall be deemed to have refused such BLT Offer.

4.      Notices by facsimile

By way of exception to the provisions of Article 12.01, each BLT Disbursement Request, BLT Offer and BLT Acceptance shall be delivered by facsimile transmission to the following facsimile numbers (or such other facsimile number as the relevant party may notify to the other with no less than fifteen (15) calendar days prior written notice:

8.

- for THE BANK:                  100, boulevard Konrad Adenauer
L – 2950 Luxembourg
Grand-Duchy of Luxembourg
Fax: + 352 4379 66599
Attn: Head of Division, Operations in Latin America

- for THE BORROWER:        Avenida das Américas 3434
Bloco 1 7º Andar
Barra da Tijuca, RJ
Rio de Janeiro, Brazil
Fax: + 55-21 400 939 43
Attention: Financial Director

E.      Disbursement account

Disbursement shall be made to the account of THE BORROWER at the bank account informed pursuant to Article 1.02B(vi) and 1.02D(v) above or such other bank account as THE BORROWER shall notify in writing to THE BANK not less than fifteen (15) calendar days before the Scheduled Disbursement Date.

1.03         Currency of disbursement

Subject to availability, THE BANK shall disburse each Tranche in EUR or in USD or any other currency that is widely traded on the principal foreign exchange markets and which, in the case of a Floating-Rate Tranche, is a currency that is available to THE BANK at variable rates of interest.

For the calculation of the sums available to be disbursed in currencies other than EUR, and to determine their equivalent in EUR, THE BANK shall apply the rate published by the European Central Bank in Frankfurt, available on, or shortly before, submission of the Disbursement Notice as THE BANK shall decide.

1.04         Conditions of disbursement

A.      First Tranche

Disbursement of the first Tranche under Article 1.02 is subject to THE BANK's receipt, on or before the date falling fifteen (15) Luxembourg Business Days preceding the Scheduled Disbursement Date, of the following documents or evidence in each case in form and substance satisfactory to it:

(i)	legal opinion from THE BANK's Brazilian legal advisers covering substantially the issues set out in Schedule H;

(ii)
executed by the Guarantor and (b) the TIMP Guarantee duly executed together with a legal opinion on the due execution of the TIMP Guarantee by TIMP and on the validity and enforceability of TIMP's obligations under the TIMP Guarantee;

(iii)	THE BANK shall have received from THE BORROWER details of the bank account (specifying the account number and the account bank's "Bank Identifier Code") to which the disbursement is to be made;

9.

(iv)	certificate from THE BORROWER that insurances in accordance with the requirements of Article 6.05 are in place;

(v)
evidence that (i) THE BORROWER has registered the terms and conditions of this Contract and the first Tranche to be disbursed under this Contract with the Central Bank of Brazil by means of the registration through the SISBACEN system named Registro de Operações Financeiras ("ROF") or any equivalent system applicable at the date of registration and that (ii) such ROF registration obtained by THE BORROWER pursuant to item (iii) above is valid and effective to allow THE BORROWER to receive the disbursement of the Tranche and, subsequently, to allow THE BORROWER to complement the ROF with the terms and conditions of repayment of the Tranche ("Schedule of Payments") in the appropriate Schedule of Payments screen so as to enable THE BORROWER to comply in full with any of its payment obligations under or in connection with this Contract;

(vi)	The Agent of Service pursuant to Article 11.03 has accepted its appointment.

B.      All Tranches

The disbursement of each Tranche under Article 1.02, including the first, is subject to receipt by THE BANK in form and substance satisfactory to it, before the date falling seven (7) Luxembourg Business Days before the Scheduled Disbursement Date, of:

(a)
a list of the contracts evidencing expenditure (net of taxes and duties payable in the Federative Republic of Brazil) already incurred or to be incurred within three (3) months from the Scheduled Disbursement Date by THE BORROWER in respect of items specified in the Technical Description as eligible for financing under the Credit, which contracts shall have been executed on terms reasonably satisfactory to THE BANK having regard to THE BANK's Procurement Guide 2004 edition (all such expenditure being herein referred to as "Qualifying Expenditure") for a minimum aggregate value equal to or exceeding the amount of the Tranche to be disbursed by THE BANK under this Contract; and

(b)	when solicited by THE BANK, certified true copies of contracts and such other documents evidencing the said expenditure in the form of, inter alia, contracts and proof of payment.

Evidence that:

(i)
THE BORROWER has registered the terms and conditions of such further Tranche to be disbursed under this Contract with the Central Bank of Brazil by means of the registration through the ROF or any equivalent system applicable at the date of registration; and

(ii)
the ROF obtained by THE BORROWER pursuant to Article 1.04A(v) is valid and effective to allow THE BORROWER to receive the disbursement of such further Tranche and, subsequently, to allow THE BORROWER to complement the ROF with the Schedule of Payments in the appropriate "Schedule of Payments" screen so as to enable THE BORROWER to comply in full with any of its payment obligations under or in connection with this Contract;

(iii)	THE BORROWER has complemented the ROF with the Schedule of Payments for all previous Tranches disbursed under this Contract;

10.

(iv)	No Change of Control (as defined in Article 4.03A (2)) has occurred;

(v)
No event mentioned in Article 10.01 (each an "Event of Default") and no event which with the lapse of time, the fulfilment of any condition or the making of any determination could reasonably be expected to be an Event of Default (a "Potential Event of Default") has occurred and not been remedied;

(vi)	no Originating Event (as defined in Schedule D) has occurred or is imminent; and

(vii)	no Material Adverse Change has occurred.

For the Purposes of this Contract, "Material Adverse Change" means any event or change of condition, as compared with its condition at 31st December 2007 (the "Accounting Date") affecting THE BORROWER, which in the reasonable opinion of THE BANK, materially impairs the ability of THE BORROWER to perform its financial and other material obligations under this Contract.

1.05         Deferment of disbursement

A.      Grounds for deferment

THE BANK shall, at the request of THE BORROWER, defer disbursement of any Tranche in whole or in part to a date specified by THE BORROWER being a date falling not more than six months from its Scheduled Disbursement Date. In such a case, THE BORROWER shall pay deferment indemnity as determined pursuant to Article 1.05B below. Any request for deferment shall have effect in respect of a Tranche only if it is made at least seven (7) Luxembourg Business Days before its Scheduled Disbursement Date.

If any of the conditions referred to in Article 1.04 is not fulfilled as of the specified date, and at the Scheduled Disbursement Date, disbursement will be deferred to a date agreed between THE BANK and THE BORROWER falling not less than seven (7) Luxembourg Business Days following the fulfilment of all conditions of disbursement.

B.      Deferment indemnity

If the disbursement of any Notified (as defined below in this Article1.05B) Tranche is deferred, whether on request of THE BORROWER or by reason of non-fulfilment of the conditions of disbursement, THE BORROWER shall, upon demand by THE BANK, pay an indemnity on the amount of which disbursement is deferred. Such indemnity shall accrue from the Scheduled Disbursement Date to the actual disbursement date or, as the case may be, until the date of cancellation of the Tranche at a rate equal to R, minus R2, where:

"R1"	means the rate of interest that would have applied from time to time pursuant to Article 3.01 and the relevant Disbursement Notice, if the Tranche had been disbursed on the Scheduled Disbursement Date

and

"R2"	means the Relevant Interbank Rate less 0.125% (12.5 basis points); provided that for the purpose of determining the Relevant Interbank Rate in relation to this Article

11.

1.05, the relevant periods provided for in Schedule B shall be successive periods of one month commencing on the Scheduled Disbursement Date.

Furthermore, the indemnity:

(i)	if the deferment exceeds one month in duration, shall accrue at the end of every month and be payable in accordance with Article 1.08;

(ii)	shall be calculated using the day count convention applicable to R1;

(iii)	where R2 exceeds R1, shall be set at zero.

In this Contract a "Notified Tranche" means a Tranche in respect of which THE BANK has issued a Disbursement Notice.

C.      Cancellation of disbursement deferred by six months

THE BANK may, by notice to THE BORROWER, cancel a disbursement, which has been deferred under Article 1.05A by more than six months in aggregate. The cancelled amount shall remain available for disbursement under Article 1.02.

1.06         Cancellation and suspension

A.      BORROWER's right to cancel

THE BORROWER may at any time by notice given to THE BANK cancel, in whole or in part and with immediate effect, the undisbursed portion of the Credit. However, the notice shall have no effect on a Notified Tranche whose Scheduled Disbursement Date falls within seven (7) Luxembourg Business Days following the date of the notice.

B.      BANK's right to suspend and cancel

THE BANK may, by notice to THE BORROWER, in whole or in part suspend and/or cancel the undisbursed portion of the Credit at any time, and with immediate effect:

(i)	upon the occurrence of an Event of Default or an event mentioned in Article 4.03A;
or

(ii)	in exceptional circumstances adversely affecting THE BANK's access to the capital market, save as regards a Notified Tranche; or

C.      Indemnity for suspension and cancellation of a Tranche

1.      Suspension

If THE BANK suspends a Notified Tranche, whether upon the occurrence of an Indemnifiable Prepayment Event (as defined in Article 4.03C) or an Event of Default but not otherwise, THE BORROWER shall indemnify THE BANK under Article 1.05B.

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2.      Cancellation

If THE BORROWER cancels a Fixed Rate Notified Tranche, it shall indemnify THE BANK in accordance with Article 4.02B(1). If THE BORROWER cancels any part of the Credit other than a Notified Tranche, no indemnity is payable.

If THE BANK cancels a Fixed Rate Notified Tranche upon the occurrence of an Indemnifiable Prepayment Event or cancels a Fixed Rate Tranche disbursement pursuant to Article 1.05C, THE BORROWER shall indemnify THE BANK in accordance with Article 4.02B (1). If THE BANK cancels a Notified Tranche upon an Event of Default, THE BORROWER shall indemnify THE BANK in accordance with Article 10.02. Save in these cases, no indemnity is payable upon cancellation by THE BANK.

An indemnity shall be calculated on the basis that the cancelled amount is deemed to have been disbursed and repaid on the Scheduled Disbursement Date or, to the extent that the disbursement of the Tranche is currently deferred or suspended, on the date of the cancellation notice.

1.07         Cancellation after expiry of the Availability Period

The undisbursed portion of the Credit shall be automatically cancelled upon the expiry of the Availability Period.

1.08        Suspension of Credit in the Case of Fraud / Money Laundering

THE BANK may also suspend disbursement of the Credit so long as, acting reasonably, it is not satisfied that the warranty and the undertakings given by THE BORROWER in Articles 6.10 and 8.05 have been complied with.

1.09        Sums due under Article 1

Sums due under Articles 1.05 and 1.06 shall be payable in the currency of the Tranche concerned. They shall be payable within seven (7) Luxembourg Business Days of THE BORROWER's receipt of THE BANK's demand or within any longer period specified in THE BANK's notice of demand.

ARTICLE 2
Loan

2.01         Amount of Loan

The loan made under the Credit (hereinafter the "Loan") shall comprise the aggregate of the amounts disbursed by THE BANK in the currencies of disbursement, as notified by THE BANK upon the occasion of the disbursement of each Tranche. .

13.

2.02         Currency of repayments

Each repayment of a Tranche under Article 4 or, as the case may be, Article 10 shall be in the currency of the Tranche.

2.03         Currency of interest and other charges

Interest and other charges payable by THE BORROWER under Articles 3, 4 and, where applicable, 10 shall be calculated and be payable in respect of each Tranche in the currency of the Tranche.
Any payment under Article 9.02 shall be made in the currency specified by THE BANK having regard to the currency of the expenditure to be reimbursed by means of that payment.

2.04         Confirmation by THE BANK

After each disbursement of a Tranche, THE BANK shall deliver to THE BORROWER a summary statement showing the disbursement date, currency and amount, repayment terms and interest rate of and for that Tranche. Such confirmation shall include an amortisation table.

ARTICLE 3
Interest

3.01         Rate of interest

A.      Fixed-Rate Tranches

THE BORROWER shall pay interest on the outstanding balance of each Fixed-Rate Tranche semi-annually in arrears on the relevant Payment Dates, commencing on the first such Payment Date following the date of disbursement of the Tranche.

Interest shall be calculated on the basis of Article 5.02(i) at the Fixed Rate.

In this Contract, "Fixed Rate" means an annual interest rate determined by THE BANK in accordance with the applicable principles from time to time laid down by the governing bodies of THE BANK for loans made at a fixed rate of interest, denominated in the currency of the Tranche and bearing equivalent terms for the repayment of capital and the payment of interest.

B.      Floating-Rate Tranches

THE BORROWER shall pay interest on the outstanding balance of each Floating-Rate Tranche at the Floating Rate semi-annually in arrears on the relevant Payment Dates commencing on the first such Payment Date following its date of Disbursement of that Tranche. THE BANK shall notify the Floating-Rate to THE BORROWER within ten (10) days following the commencement of each Floating-Rate Reference Period. Interest shall

14.

be calculated in respect of each Floating-Rate Reference Period on the basis of Article 5.020). For this purpose:

"Floating-Rate" means a fixed-spread floating interest rate, that is to say an annual interest rate equal to the Relevant Interbank Rate plus or minus the Spread, determined by THE BANK for each successive Floating-Rate Reference Period.

"Floating-Rate Reference Period" means each period of six months from one Payment Date to the next relevant Payment Date, provided that the first Floating-Rate Reference Period shall commence on the date of disbursement of the Tranche.

"Spread" means such fixed spread to the Relevant Interbank Rate (being either plus or minus) determined by THE BANK and notified to THE BORROWER in the relevant Disbursement Notice.

3.02         Interest on overdue sums

Without prejudice to Article 10 and by way of exception to Article 3.01, interest shall accrue on any overdue sum payable under the terms of this Agreement from the due date to the date of payment at an annual rate equal to the Relevant Interbank Rate plus 2% (200 basis points) and shall be payable in accordance with the demand of THE BANK. For the purpose of determining the Relevant Interbank Rate in relation to this Article 3.02, the relevant periods within the meaning of Schedule B shall be successive periods of one month commencing on the due date.

However, interest on a Fixed-Rate Tranche shall be charged at the annual rate that is the sum of the relevant rate defined in Article 3.01 plus 0.25% (25 basis points), if that annual rate exceeds, for any given relevant period, the rate specified in the preceding paragraph.

If the overdue sum is in a currency other than the currency of the Loan, the following rate per annum shall apply, namely the Relevant Interbank Rate for transactions in that currency plus 2% (200 basis points), calculated in accordance with the market practice.

ARTICLE 4
Repayment

4.01         Normal repayment

A.     By instalments

THE BORROWER shall repay each Tranche by equal semi-annual instalments of principal on the Payment Dates specified in the relevant Disbursement Notice in accordance with the terms of the amortisation table delivered pursuant to Article 2.04.

Each amortisation table shall be drawn up on the basis that the first repayment date of each Tranche shall be the first Payment Date falling after the second anniversary of the requested date of disbursement of the Tranche and the last repayment date shall be a Payment Date falling not earlier than four (4) years and not later than nine (9) years from the requested date of disbursement of the Tranche.

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B.     Single instalment

Alternatively, THE BORROWER may elect in the relevant Disbursement Request to repay the Tranche in a single instalment on a specified Payment Date falling not less than three (3) years nor more than seven (7) years from the requested date of disbursement.

C.     Maturity Date definition

The last or sole repayment date of a Tranche specified pursuant to Article 4.01A or Article 4.01 B is herein referred to as the "Maturity Date".

4.02         Voluntary prepayment

A.     Prepayment option

Subject to Articles 4.02B and 4.04, THE BORROWER may prepay all or part of any Tranche, together with accrued interest thereon, upon giving one month's prior written notice (a "Prepayment Notice") specifying the amount thereof to be prepaid (the "Prepayment Amount") and the date on which THE BORROWER proposes to effect prepayment (the "Prepayment Date"), which date shall be a Payment Date for that Tranche.

B.     Prepayment indemnity

1.      Fixed-Rate Tranche

In respect of each Prepayment Amount of a Fixed-Rate Tranche, THE BORROWER shall pay to THE BANK on the Prepayment Date an indemnity equal to the present value (as of the Prepayment Date) of the excess, if any, of:

(I)	the interest that would accrue thereafter on the Prepayment Amount over the period from the Prepayment Date to the Maturity Date, if it were not prepaid over

(ii)	the interest that so would accrue over that period, if it were calculated at the EIB Redeployment Rate (as defined below), less 15 basis points.

The said present value shall be calculated at a discount rate equal to the EIB Redeployment Rate, applied as of each relevant Payment Date.

In this Contract, "EIB Redeployment Rate" means the Fixed Rate in effect one month prior to the Prepayment Date and having the same terms for the payment of interest and the same repayment profile to Maturity Date as the Prepayment Amount.

2.      Floating-Rate Tranche

THE BORROWER may prepay a Floating-Rate Tranche without indemnity on any relevant Payment Date.

16.

C.     Prepayment mechanics

THE BANK shall notify THE BORROWER, not later than fifteen (15) days prior to the Prepayment Date, of the Prepayment Amount, of the interest due thereon, and of the indemnity payable under Article 4.02B or, as the case may be, that no indemnity is due.

Not later than the Acceptance Deadline (as defined below), THE BORROWER shall notify THE BANK either:

(i)	that it confirms the Prepayment Notice on the terms specified by THE BANK; or
(ii)	that it withdraws the Prepayment Notice.

If THE BORROWER gives the confirmation under (i), it shall effect the prepayment. If THE BORROWER withdraws the Prepayment Notice or fails to confirm it in due time, it may not effect the prepayment. Save as aforesaid, the Prepayment Notice shall be binding and irrevocable.

THE BORROWER shall accompany the prepayment by the payment of accrued interest and indemnity, if any, due on the Prepayment Amount.

For the purpose of this Article 4.02C, the "Acceptance Deadline" for a notice is: (a) 16h00 Luxembourg time on the day of delivery, if THE BANK's notice is delivered by 14h00 on a Luxembourg Business Day; or (b) 11h00 on the next following day which is a Luxembourg Business Day, if THE BANK's notice is delivered after 14h00 Luxembourg time on any such day.

4.03         Compulsory prepayment

A.	Grounds for prepayment

1.      Pari passu to repayment of another Term Loan

If THE BORROWER voluntarily prepays a part or the whole of any other loan or financial indebtedness, originally granted for a term of more than five (5) years (each a "Term Loan"), THE BANK may demand prepayment of such proportion of the Loan as the amount repaid of the Term Loan bears to the aggregate outstanding amount of all Term Loans.

THE BANK shall address its demand, if any, to THE BORROWER within four (4) weeks of receipt of notice under Article 8.02(iii)(c). Any sum demanded by THE BANK shall be paid, together with accrued interest, on the date indicated by THE BANK, which date shall not precede the date of prepayment of the Term Loan in question.

Prepayment of a Term Loan by means of a new loan having a term at least equal to the unexpired term of the loan prepaid shall not be considered to be a prepayment.

17.

2.      Change-of-control Event

If THE BORROWER is informed, or has reasonable grounds to believe, that Telecom Italia SpA ceases to control, directly or indirectly, 50%, plus one share, of the share capital of THE BORROWER (such an event being hereafter referred to as a "Change-of-control Event"), THE BORROWER shall promptly inform THE BANK. Upon receipt of such information THE BANK may demand that THE BORROWER consult with it. Such consultation shall take place within thirty (30) days from the date of THE BANK's request. If, after the elapse of thirty (30) days from the date of such a request, THE BANK is of the reasonable opinion that the Change-of-control Event is likely to prejudice the future servicing of the Loan or the financial stability of THE BORROWER in any material respect, it may demand that THE BORROWER prepay the Loan.

For the purposes of this Contract "control" means a) more than 50% of the shares and/or voting rights of THE BORROWER and b) power to appoint or remove the majority of members of the governing bodies of THE BORROWER.

3.      Material Adverse Change

If there is a substantial decrease in the capital and reserves or the assets of THE BORROWER or TIMP which would likely materially impair the ability of THE BORROWER or TIMP to comply with its payment obligations hereunder, THE BORROWER shall promptly inform THE BANK. Upon receipt of such information THE BANK may demand prepayment of the Loan.

B.	Prepayment mechanics

Any sum demanded by THE BANK pursuant to Article 4.03A, together with any interest accrued and any indemnity due under Article 4.03C, shall be paid on the date indicated by THE BANK, which date shall fall not less than thirty (30) days from the date of THE BANK's notice of demand.

C.	Prepayment indemnity

In the case of prepayment upon the event mentioned under Article 4.03A(2), (the "Indemnifiable Prepayment Event"), the indemnity, if any, shall be determined in accordance with Article 4.02B.

If, moreover, pursuant to any provision of Article 4.03B THE BORROWER prepays a Tranche on a date other than a relevant Payment Date, THE BORROWER shall indemnify THE BANK in such amount as THE BANK shall certify is required to compensate it for receipt of funds otherwise than on a relevant Payment Date.

4.04         Application of partial prepayments

If THE BORROWER partially prepays a Tranche, the Prepayment Amount shall be applied pro rata or, at its option, by inverse order of maturity to each outstanding instalment.

If THE BANK demands a partial prepayment of the Loan, THE BORROWER, in complying with the demand, may, by notice to THE BANK, delivered within five (5) Luxembourg Business Days

18.

of its receipt of THE BANK's demand, choose the Tranches to be prepaid and exercise its option for application of the prepaid sums.

4.05         Exceptional payment by means of Substitute Financial Asset

A.     Definitions

For the purposes of this Article 4.05, the following terms have the meanings respectively ascribed to them:

"SFA" means a substitute financial asset in the form of either:

(i)	a deposit:

(a)
freely disposable by THE BANK and made irrevocably in favour of THE BANK with the Central Bank of the Host Country, or with any other authority or legal entity for the time being entrusted with the relevant functions of a central bank in the Host Country or

(b)
held on an account in the name of THE BANK at such other credit institution licensed to exercise banking activities in the Host Country as THE BANK shall promptly notify to THE BORROWER upon the latter's request or any other entity designated by THE BANK; or

(ii)	at the discretion of THE BANK, an instrument constituting a claim by THE BANK on an acceptable credit institution in the Host Country or any third country.

"Convertible SFA" means an SFA denominated in the currency of the Prevented Payment or other convertible currency acceptable to THE BANK.

"Host Country" means Brazil.

"Host Government" means an authority having at any relevant time effective control of all or part of the territory of the Host Country or any political or territorial subdivision or public authority thereof or any other entity in or of the Host Country on which regulatory, executive or judicial powers are conferred by the laws of the Host Country.

"Local Currency SFA" means an SFA denominated in the currency of the Host Country.

"Borrower-related Non-Transfer of Currency" and "BNTC Event" mean:

(i)
any action by the Host Government which prevents THE BORROWER from converting funds in local currency into the currency of any sum due under this Contract or into a freely convertible currency or into another currency deemed acceptable by THE BANK or from transferring outside the Host Country the local currency concerned or the currency into which the local currency has been converted, for the purpose of paying any sum due under this Contract; or

(ii)	any failure by the Host Government to take action with a view to effecting or allowing such conversion or such transfer by or on behalf of THE BORROWER;

19.

in circumstances where:

(i)	THE BORROWER is able freely and lawfully to avail itself within the Host Country of the local currency or other currency into which the local currency has been converted; and

(ii)	THE BORROWER has without success for a period of thirty (30) days endeavoured by all reasonable means to complete the necessary legal formalities to effect the transfer or conversion.

"Potential BNTC Event" means an event, which with the lapse of time or the fulfilment of any condition would constitute a BNTC Event.

"Prevented Payment" means a sum that THE BORROWER is due to pay to THE BANK, other than a sum due under Article 4.02B, but which it is prevented from paying by reason of a Potential BNTC Event.

B.     Procedures in case of Potential BNTC Event

As soon as THE BORROWER becomes aware that any sum that it is due to pay to THE BANK under this Contract is or will be a Prevented Payment, it shall so notify THE BANK. Furthermore, THE BORROWER:

(i)
shall, no later than five (5) Luxembourg Business Days after the due date of the said sum (or such longer period as THE BANK shall agree), provide THE BANK with evidence of the relevant Potential BNTC Event and, if THE BANK so requires from THE BORROWER after examining that evidence, shall within a like interval provide the further evidence so required; and

(ii)
shall, within five (5) Luxembourg Business Days following receipt of notice by THE BORROWER to the effect that THE BANK accepts that a Potential BNTC Event has occurred and is continuing and that the sum in question is a Prevented Payment, make a Convertible SFA in the amount of the Prevented Payment or, if THE BANK by such notice informs THE BORROWER that it is satisfied, having regard to any evidence supplied by THE BORROWER, that the laws and regulations in force in the Host Country do not allow the creation of a Convertible SFA, a Local Currency SFA having a value equivalent to that of the Prevented Payment;

provided that THE BANK shall endeavour to specify its further requirements, if any, envisaged in indent (a) above within five (5) Luxembourg Business Days following receipt of the evidence first furnished by THE BORROWER and endeavour to give the notice envisaged in indent (b) within a like interval after receiving the required evidence.

The required amount of the Local Currency SFA shall be determined by applying the exchange rate generally applicable to an authorised purchase of the currency of the Prevented Payment with the currency of the Host Country on either (i) the date of the establishment of the Local Currency SFA or, failing that, (ii) the most recent date on which such a rate was effectively available to THE BORROWER.

The creation of the SFA shall not constitute payment. THE BANK may suspend disbursement pending receipt of further required evidence. It may, however, not exercise its rights under Article 2.03 or 10.01A(ii), on the sole ground of THE BORROWER's failure to pay the Prevented Payment, unless it has given five (5) Luxembourg Business

20.

Days prior written notice to THE BORROWER stating either (i) that THE BANK is not satisfied, upon the basis of evidence furnished, that the due payment in question is a Prevented Payment or (ii) that the SFA has not been duly created by or on behalf of THE BORROWER in form and amount acceptable to THE BANK.

Furthermore, if an event capable of constituting a Potential BNTC Event continue for a continuous period of six months following the due date of a Prevented Payment, THE BANK may by notice to THE BORROWER cancel the undisbursed portion of the Credit. For cancellation on that ground, no commission shall be payable.

C.     BANK's Determination of BNTC Event

Having regard to the facts prevailing on the date (the "Event Date") which is the later of (i) the date falling fifteen (15) days following the constitution of the SFA pursuant to Article 4.05A above and (ii) the date falling thirty (30) days from the due date of the Prevented Payment, THE BANK shall within five (5) Luxembourg Business Days from the Event Date notify THE BORROWER as to whether or not THE BANK is satisfied that THE BORROWER's payment default was caused by the occurrence of a BNTC Event and that the following conditions are met, namely that:

(i)	THE BORROWER continues to suffer the effects of a BNTC Event in respect of the Prevented Payment and has done so continuously since the date of THE BORROWER's payment default; and

(ii)	at all material times THE BORROWER has diligently endeavoured to make the payment by all legal means available to it.

If THE BANK determines that all such points are satisfied, the said notice shall contain a statement to the effect that the SFA constitutes full and final discharge of THE BORROWER for the Prevented Payment.

If THE BANK requires additional time to determine whether the abovementioned points are satisfied and whether or not to make such a demand, it may grant itself that time by notice to THE BORROWER. Once THE BANK determines that one or other of the said points is not satisfied, it shall so notify THE BORROWER and may demand that THE BORROWER make the Prevented Payment. THE BORROWER shall forthwith make the payment in full. Furthermore, if THE BANK makes such a demand:

(i)	interest shall accrue on the Prevented Payment from its original due date to the actual date of payment at the rate applicable under Article 3.01; and

(ii)	THE BORROWER shall compensate THE BANK for any loss or expense incurred by it as a consequence of THE BORROWER's initial payment default; and

(iii)
within fifteen (15) Luxembourg Business Days following the date of making of the Prevented Payment by THE BORROWER under this Article 4.05C, THE BANK shall, to the extent possible under the laws of the Host Country, assign or transfer to THE BORROWER the SFA and all interest thereupon accrued, net of any loss or expense incurred by THE BANK in connection therewith.

21.

ARTICLE 5
Payments

5.01         Payment Date definition

In this Contract: "Payment Date" means for any Tranche, the semi-annual dates specified in the Disbursement Notice until the Maturity Date, save that, in case any such date is not a Relevant Business Day, it means:

(i)	for a Fixed-Rate Tranche, the following Relevant Business Day without adjustment to the interest amount payable; and

(ii)
for a Floating-Rate Tranche, the next day, if any, of that calendar month that is a Relevant Business Day or, failing that, the nearest preceding day that is a Relevant Business Day, with a corresponding adjustment to the interest amount payable.

"Relevant Business Day" means:

(i)	for the EUR, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system operates; and

(ii)	for any other currency, a day on which banks are open for normal business in the principal domestic financial centre of the currency concerned.

5.02         Day count convention

Any amount due by way of interest, indemnity or fee from THE BORROWER under this Contract, and calculated in respect of a fraction of a year, shall be determined using the following conventions:

(i)	for a Fixed-Rate Tranche, a year of 360 days and a month of 30 days; and

(ii)	for an Floating-Rate Tranche, a year of 360 days (but 365 days (invariable) for GBP ("pounds sterling")) and the number of days elapsed.

5.03         Time and Place of Payment

All sums other than of interest, indemnity and principal are payable within twenty (20) days of THE BORROWER's receipt of THE BANK's demand.

Each sum payable by THE BORROWER under this Contract shall be paid to the respective account notified by THE BANK to THE BORROWER. THE BANK shall indicate the account not less than fifteen (15) days before the due date for the first payment by THE BORROWER and shall notify any change of account not less than fifteen (15) days before the date of the first payment to which the change applies. This period of notice does not apply in the case of payment under Article 10.

22.

A sum due from THE BORROWER shall be deemed paid when THE BANK receives it.

For this Article 5 generally, all BRL—Linked Tranches shall be governed by the provisions of Schedule G hereto.

ARTICLE 6
Borrower undertakings

6.01         Use of Loan and other funds

THE BORROWER shall use the proceeds of the Loan exclusively for the execution of the Project. THE BORROWER shall ensure that it has available to it the other funds listed in Recital (6) and that such funds are applied, to the extent required, on the financing of the Project.

6.02         Completion of Project

THE BORROWER shall carry out the Project in accordance with the Technical Description (as may be modified from time to time with the approval of THE BANK), and complete it by the completion date specified therein.

6.03         Increased cost of Project

If the total cost of the Project exceeds the estimated figure set out in the Recital (5), THE BORROWER shall obtain the finance to fund the excess cost without recourse to THE BANK, so as to enable THE BORROWER to complete the Project in accordance with the Technical Description, unless otherwise agreed with THE BANK.

6.04         Procurement procedure

THE BORROWER undertakes to purchase equipment, secure services and order works for the Project by open international tender or other acceptable procurement procedure complying, to THE BANK's satisfaction, with its policy as described in its Procurement Guide in force at the date of this Contract.

6.05         Continuing Project undertakings

So long as the Loan is outstanding, THE BORROWER shall:

(i)	"Maintenance": maintain, repair, overhaul and renew all property forming part of the Project as required to keep it in standard working order;

(ii)
"Project assets": unless THE BANK shall have given its prior consent in writing, retain title to and possession of all or substantially all the assets comprising the Project and maintain the Project in substantially continuous operation in accordance with its original purpose; provided that THE BANK may withhold its consent only where the proposed action would prejudice THE BANK's interests as lender to THE BORROWER and

23.

provided further that THE BANK's consent shall no be required in the event of replacement or renewal of such assets in line with technologically required evolutions;

(iii)	"Insurance": insure all works and property forming part of the Project with first class insurance companies in accordance with the most comprehensive relevant industry practice;

(iv)
"Authorisations, rights etc": obtain, maintain in force and where necessary renew all authorisations, permits, consents, licenses, and all rights of way or use necessary for the execution and operation of the Project;

(v)
"Environment": implement and operate the Project in conformity with the applicable law and regulations of Brazil, as well as with the applicable international treaties that have as principal objective the preservation, protection or improvement of the Environment (including international guidelines regarding electromagnetic field radiation such as established by ICNIRP, International Commission on Non-Ionising Radiation Protection); for which purpose "Environment" means the following: (a) human living conditions; (b) fauna and flora; (c) soil, water, air, climate and the landscape; and (d) cultural heritage and the built environment; and includes working conditions of workers engaged on the Project and its social effects;

(iv)	"General law": execute and operate the Project in accordance with all applicable laws and regulations and the condition of any authorisation or other document referred to in (iv) above; and

                (vii)   THE BORROWER undertakes to continue to use state of the art technology at all times.

6.06         Disposal of assets

THE BORROWER shall not sell, assign, transfer or surrender all or a material part of its assets without the prior written consent of THE BANK other than disposal within the Group. For the purposes of this section "a material part of its assets" shall mean a cumulative 25% of TIMP's consolidated net tangible fixed assets represented in the audited financial statement at the Accounting Date.

6.07         Auditing of Accounts

THE BORROWER undertakes to retain as its auditors an independent firm of accountants of international repute, with proven capacity of auditing according to International Financial Reporting Standards (IFRS).

6.08         Representations and warranties

A	THE BORROWER represents and warrants to THE BANK that:

(i)
THE BORROWER has obtained all material and necessary consents, authorisations, licences or approvals of governmental or public bodies or authorities in connection with the Project and all such consents, authorisations, licences or approvals are in full force and effect;

24.

(ii)
it is a corporation ("sociedade anônima") duly incorporated and validly existing under the laws of Brazil and it has power to own its property and other assets; it has the power to execute, deliver and perform its obligations under this Contract and all necessary corporate, shareholder and other action has been taken to authorise its execution, delivery and performance;

(iii)	this Contract has been duly authorised by it and executed by its duly authorised representatives and constitutes its valid and legally binding obligations;

(iv)	the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Contract do not and will not:

(a)	contravene in any material respect any existing applicable law or regulation, or any judgement, decree or authorisation to which it is subject;

(b)
conflict in any material respect with, or result in any material breach of any of the terms of, or constitute a material default under, any other agreement or other instrument to which it is a party or is subject or by which either of them or its property is bound which could have a Material Adverse Change; or

(c)	conflict with any provision of its by-laws;

(v)
every material and necessary consent, authorisation, licence or approval of, or registration with, or declaration to, governmental or public bodies or authorities or courts required by it to authorise, or required by it in connection with:

(a)	the implementation and operation of the Project; and

(b)	the execution, delivery, validity, enforceability or admissibility in evidence of this Contract or the performance by it of its material obligations under this Contract,

has been obtained or made and is in full force and effect, and there has been no material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of such documents;

(vi)
the consolidated audited accounts of THE BORROWER for the financial year on the Accounting Date have been prepared on a basis consistent with previous years and have been approved by its auditors as representing a true and fair view of the results of its operations for that year and accurately disclose or reserve against all the liabilities (actual or contingent) of THE BORROWER;

(vii)	there has been no Material Adverse Change and no Event of Default has occurred and is continuing;

(viii)
to the best of its knowledge, there is no event outstanding, imminent or prevailing which, with the lapse of time and the fulfilment of any other condition would constitute an Originating Event (as defined in Schedule D); and

(ix)
no material litigation, arbitration or regulatory proceedings or investigations are current or, to the best of its knowledge, threatened in writing against it which could result in any Material Adverse Change.

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Each of the above representations shall be deemed to be repeated on the date of each Disbursement Request.

B
So long as any part of the Loan remains outstanding, THE BORROWER shall ensure that all sums owed to THE BANK hereunder rank at least pari passu in right of payment with all other present and future unsecured and unsubordinated obligations under any debt instrument of THE BORROWER, in any case, save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other laws of general application.

6.09        Specific undertakings in respect of Brazilian Exchange Control Regulations

THE BORROWER undertakes to:

(i)
take all necessary steps to obtain approval of and register each Tranche as a foreign direct loan with the Central Bank of Brazil, to preserve THE BANK's rights arising from the registration of each Tranche and its payment modalities with the Central Bank of Brazil through the ROF (or any equivalent system applicable at the date of registration), complemented by the relevant Schedules of Payments, and to apply for any amendment to the registration to reflect any modification made to the terms and conditions of each Tranche, including without limitation, any substitution of a Guarantor pursuant to Article 7.02 that occurs after registration has been completed;

(ii)
complement the ROF obtained pursuant to Article 1.04 of this Contract with the respective Schedule of Payments indicating the terms and conditions of repayment set forth in the Disbursement Notice, no later than fifteen (15) days after the closing of the foreign exchange contract related to the disbursement of each Tranche and provide THE BANK with evidence of such registration;

(iii)
provide evidence to THE BANK that the Contract and the TIMP Guarantee are is registered, together with a sworn public translation of the Contract and the TIMP Guarantee into Portuguese, with the appropriate Registry of Titles and Deeds ("Registro de Títulos e Documentos") within ninety (90) business days of its date of signature together with an original or certified copy of the contract so registered;

(iv)
keep available for inspection by the Central Bank of Brazil all the documents mentioned in items (i), (ii) and (iii) above so long as the Loan is outstanding and for a period of five (5) years after the for as payment of all amounts due under this Contract.

(v)
upon request by THE BANK or by the Central Bank of Brazil, or any other authority or legal entity entrusted with foreign exchange control powers in Brazil, file this Contract with the Central Bank of Brazil or any such other authority or legal entity which shall from time to time replace it.

6.10         Integrity Commitment

THE BORROWER warrants and undertakes that it has not committed, and no person to its present knowledge has committed, any of the following acts and that it will not commit, and no person, with its consent or prior knowledge, will commit any such act, that is to say:

(i)	the offering, giving, receiving or soliciting of any improper advantage to influence the action of a person holding a public office or function or a director or employee of a public

26.

authority or public enterprise or a director or official of a public international organisation in connection with any procurement process or in the execution of any contract; or

(ii)
any act which improperly influences or aims improperly to influence the procurement process or the implementation of the Project to the detriment of THE BORROWER, including collusion between tenderers.

ARTICLE 7
Security

7.01           Guarantee and indemnity

A	The obligations of THE BANK hereunder are conditional in a guarantee from TIMP in form and substance acceptable to THE BANK.

B
The obligations of THE BANK hereunder are conditional upon the prior full execution and delivery to THE BANK of the Guarantee by a Qualifying Guarantor (as defined below). THE BORROWER acknowledges and consents to the terms of the Guarantee and Indemnity Agreement.

For the purpose of this Contract, "Qualifying Guarantor" means a bank or other financial institution that satisfies one of the following conditions at the time of issue of the Guarantee, or, as the case may be, at the time it accedes to the Guarantee:

(a)
each credit rating that it holds, from any of Standard and Poor's Rating Group, Moody's Investor Services Inc., Fitch Ratings Limited or any other such rating agency accepted by THE BANK in writing, in respect of its most recent unsecured and unsubordinated medium/long-term credit rating, is equal to or higher than:

➢	A-, A3 or A-, or equivalent, from at least two of the above mentioned rating agencies where THE BORROWER is rated by any three or more of the above mentioned rating agencies;

➢	A-, A3, A-, or equivalent, from both the relevant rating agencies, where the rating is assigned by any two of the above mentioned rating agencies; and

➢	A-, A3 or A-, or equivalent, where the rating is assigned by any one of the above mentioned rating agencies;

and such bank or other financial institution is in other respects acceptable to THE BANK; or

(b)
it is accepted by THE BANK by notice in writing, with copy to THE BORROWER, subject to the conditions THE BANK may in its discretion deem appropriate, and to the acceptance of the terms of notice by the relevant Guarantor and acknowledgement by THE BORROWER.

27.

7.02         Guarantor events

A.     Guarantor trigger events

If, at any time while the Loan is outstanding, in respect of any Qualifying Guarantor (an "Affected Guarantor"):

(i)	any rating of its most recent unsecured and unsubordinated long term debt is lower than:

➢	A-, A3 or A-, or equivalent from any three of the rating agencies mentioned in Article 7.01(a) above;

➢	A-, A3 or A-, or equivalent from any two of the rating agencies mentioned in Article 7.01(a) above;

➢	A-, A3 or A-, or equivalent from any one of the rating agencies mentioned in Article 7.01(a) above;

(ii)	none of the agencies rate its unsecured and unsubordinated long-term debt;

(iii)
in the reasonable opinion of THE BANK: (a) there has been an adverse change of circumstances which is material in relation to such Qualifying Guarantor or (b) the Guarantor's obligations cease to be valid, legal and enforceable obligations; and

(iv)	THE BANK may at any time thereafter at its discretion demand that THE BORROWER or TIMP shall, within a specified period of time of at least thirty (30) days, either:

(a)	procure the replacement of the Affected Guarantor by a Qualifying Guarantor; or

(b)
save in the case of indent (iii)(b) of this Article 7.02A, procure that the Affected Guarantor either: (i) provide cash collateral in favour of THE BANK, on such terms as THE BANK may reasonably require, as security for the Affected Guarantor's obligations under the Guarantee; or (ii) execute other security offering protection acceptable to THE BANK.

If none of the foregoing actions is taken within the period specified by THE BANK and to its satisfaction, THE BORROWER shall, upon demand by THE BANK, immediately prepay to THE BANK an amount equal to (x) the Affected Guarantor's percentage participation in the Guarantee multiplied by (y) the aggregate of: (a) the amount of the Loan outstanding, (b) unpaid interest accrued to the date of prepayment on the amount prepaid, (c) the amount of an indemnity calculated in accordance with Article 4.02B in respect of an amount equal to (a) and (d) any other sum then payable under this Contract in respect of the amount prepaid.

The non-exercise by THE BANK of the right to demand substitution of the Affected Guarantor, the delivery of collateral or the execution of other security shall not be deemed to be a waiver of any of THE BANK's rights hereunder.

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B.     Guarantor insolvency events
If an Event of Default of the nature described in any of Article 10.01A (iii) to (vii) inclusive or a Material Adverse Change occurs in respect of any Guarantor, THE BORROWER shall replace such Guarantor with a Qualifying Guarantor. If THE BORROWER fails to demonstrate to THE BANK, promptly upon the latter's request, that it has a reasonable prospect of replacing such Guarantor or if, in any case, THE BORROWER does not, following demand by THE BANK, replace such Guarantor, within thirty (30) days of the date when the said event occurred, THE BANK may require THE BORROWER to pay immediately an amount equal to the (x) relevant Guarantor's percentage participation in the Guarantee multiplied by (y) the aggregate of (a) the amount of the Loan outstanding; (b) unpaid interest accrued to the date of prepayment on the amount prepaid; (c) the amount of an indemnity calculated in accordance with Article 4.02B in respect of an amount equal to (a); and (d) any other sum then payable under this Contract in respect of the amount prepaid.

7.03         Negative Pledge

So long as the Loan is outstanding, if THE BORROWER or TIMP (having obtained the previous written consent of THE BANK) grants to a third party any Security Interest on, or with respect to, any of its assets it shall, if so required by THE BANK, provide equivalent Security Interest to THE BANK for the performance of its obligations under this Contract or permit THE BANK to share on a pari passu basis such Security Interest with such third party.

For this purpose "Security Interest" means any mortgage, pledge, lien, charge, security assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

Nothing in the above paragraph shall apply to:

(i)
any Security Interest entered into pursuant to this Contract or disclosed in writing to THE BANK in a disclosure letter to be delivered by THE BORROWER to THE BANK not later than seven days after the date of this Contract;

(ii)
to any vendor's lien or other encumbrance on land or other assets, where such encumbrance secures only the purchase price or any credit, having a term of not more than twelve months, obtained to finance it;

(iii)	any security, lien or other encumbrance arising by operation of law;

(iv)	any pledge over inventories created to secure any short-term credit;

(v)	any Security Interest granted over assets the aggregate value of which does not exceed on a cumulative basis 10% of TIMP's net tangible worth based on its most recent audited accounts; and

(vi)
encumbrances granted and/or given as a guarantee of financial indebtedness within the framework of hedging operations carried out to manage the risk to that indebtedness (including, but not limited to, credit support annexes and agreements) provided that the aggregate value of which does not exceed on a cumulative basis USD 50 000 000 or its equivalent in any other currency.

29.

(vii)	any Security Interest over or affecting any asset acquired by THE BORROWER after the date hereof and subject to which such asset is acquired, if:

(a)	such Security Interest was not created in contemplation of the acquisition of such asset by THE BORROWER

(b)	the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset THE BORROWER

(viii)	any Security Interest relating to loan granted or arranged by Banco Nacional de Desenvolvimento Economico e Social ("BNDES")

For the purpose of this Article 7.03, THE BORROWER and TIMP declare that none of its property is subject to any encumbrance or any challenge to title, save as permitted above and save as to be disclosed in writing to THE BANK.

For the purposes of this Contract TIMP's net tangible worth means on a consolidated basis the sum of total assets less total liabilities less intangible assets

ARTICLE 8
Information and visits

8.01         Information concerning the Project

THE BORROWER shall:

(i)
deliver to THE BANK (a) the information in content and in form, and at the times, specified in the Schedule A.2 or otherwise as agreed from time to time by the parties to this Contract, and (b) any such information or further document concerning the financing, procurement, implementation, operation and environmental impact of or for the Project as THE BANK may reasonably require;

(ii)
submit for the approval of THE BANK without delay any substantial change to the price, design, plans, timetable or expenditure programme for the Project in relation to the disclosures made to THE BANK prior to the signing of this Contract;

(iii)
provide to THE BANK, if so requested: (a) a certificate of its insurers showing fulfilment of the requirements of Article 6.05 (iii); and (b) a list of policies in force covering the Project, together with confirmation of payment of the current premiums;

(iv)
promptly inform THE BANK of (a) any material litigation or administrative proceedings that is commenced or, to the best of its knowledge, threatened against it; or (b) any fact or event known to THE BORROWER, which in either case might reasonably be expected to substantially prejudice the execution or operation of the Project or the fulfilment by THE BORROWER obligations under this Contract;

30

8.02         Information concerning BORROWER

THE BORROWER shall:

(i)	deliver to THE BANK:

(a)	each year within one month after their publication, its annual report, including its audited balance sheet, profit and loss account and auditor's report; and

(b)	from time to time, such further information on its general financial situation as THE BANK may reasonably require;

(ii)	ensure that its accounting records fully reflect the operations relating to the financing, execution and operation of the Project;

(iii)	inform THE BANK immediately of:

(a)	any material alteration to its statutes after the date of this Contract;

(b)	any material alteration in any matter concerning it that is set out in the Recitals;

(c)	any fact which obliges it to prepay any Financial Indebtedness in advance of its scheduled Maturity;

(d)	any intention on its part to grant any security over any of its assets in favour of a third party other than those set out in clause 7.03 paragraph 3 above;

(e)	any intention on its part to make any disposal of any material component of the Project; and

(f)	any fact or event that is reasonably likely to prevent the substantial fulfilment of any of its material obligations under this Contract.

For the purpose of this Contract Financial Indebtedness means, in respect of THE BORROWER:

(a)	all indebtedness of THE BORROWER for borrowed money;

(b)	all indebtedness under any acceptance credit opened on behalf of THE BORROWER, or in relation to any letter of credit issued for the account of that person for the purpose of raising finance;

(c)	the face amount of all bills of exchange for which THE BORROWER is liable;

(d)	all indebtedness of THE BORROWER under any bond, debenture, note or similar instrument issued for the purpose of raising finance;

(e)
all indebtedness of THE BORROWER under any interest rate or currency swap or forward currency sale or purchase or other form of interest or currency hedging transaction (including, amongst other things, caps, collars and floors);

(f)	all payment obligations of THE BORROWER under any finance lease; and

31.

(g)	all liabilities of THE BORROWER (actual or contingent) under any guarantee, bond, security, indemnity or other agreement in respect of any Financial Indebtedness of any other person.

For the avoidance of doubt, this definition excludes any Financial Indebtedness owed by one member of the Group to another member of the Group.

8.03         Visits by THE BANK and documents

THE BORROWER shall allow persons designated by THE BANK to (which may include representatives of the European Court of Auditors or any other Community institution) visit the sites, installations and works comprising the Project and to conduct such checks as they may wish, and shall provide them, or ensure that they are provided, with all necessary assistance for this purpose.

THE BORROWER acknowledges that THE BANK may be obliged to divulge all documents relating to THE BORROWER or the Project to the Court of Auditors or any other Community institution or body as are necessary for the performance of its respective tasks in accordance with the law of the European Union.

8.04         Investigations and information THE BORROWER undertakes:

(i)	to take such action as THE BANK shall reasonably request to investigate and/or terminate any alleged or suspected act of the nature described in Article 6.10;

(ii)
to inform THE BANK of the measures taken to seek damages from the persons responsible for any loss resulting from any such act; and to facilitate any investigation that THE BANK may make concerning any such act.

8.05         Information on Originating Events

THE BORROWER shall inform THE BANK immediately of the occurrence of an Originating Event of which it becomes aware.

ARTICLE 9
Charges and expenses

9.01         Taxes, duties and fees

THE BORROWER shall pay all taxes, duties, fees and other impositions of whatsoever nature, including stamp duty and registration fees, arising out of the execution or implementation of this Contract or any related document and in the creation of any security for the Loan.

THE BORROWER shall pay all principal, interest, indemnity and other amounts due under this Contract gross without deduction of any national or local impositions whatsoever; Provided that,

32.

if THE BORROWER is obliged to make any such deduction, it shall gross up the payment to THE BANK so that after deduction, the net amount received by THE BANK is equivalent to the sum due.

9.02         Other charges

THE BORROWER  shall bear all duly documented charges and expenses, including professional, banking or exchange charges incurred in connection with the preparation and implementation of this Contract or any related document, including any amendment thereto, and in the creation, registration, perfection, management and realisation of any security for the Loan.

ARTICLE 10
Prepayment upon an event of default

10.01       Right to demand repayment

THE BORROWER shall repay the Loan or any part thereof forthwith, together with interest accrued thereon, upon written demand being made therefore by THE BANK in accordance with the following provisions of this Article 10.

A.	Immediate demand

THE BANK may make such demand immediately:

(i)	if THE BORROWER fails on due date to repay any part of the Loan, to pay interest thereon or to make any other payment to THE BANK as herein provided;

(ii)
if any information or document given to THE BANK by or on behalf of THE BORROWER in connection with the negotiation of this Contract or during its lifetime will prove to have been incorrect in any material particular;

(iii)
if, following any default in relation thereto, THE BORROWER or TIMP is required or will, following expiry of any applicable contractual grace period, be required to prepay or discharge ahead of maturity any other Financial Indebtedness exceeding 1.5% of TIMP's net tangible worth;

(iv)	if THE BORROWER or TIMP is unable to pay its debts as they fall due, or makes or, without prior written notice to THE BANK, seeks to make a composition with its creditors generally;

(v)
if an order is made or an effective resolution is passed for the winding up of THE BORROWER or TIMP, or if THE BORROWER or TIMP takes steps towards a substantial reduction in its capital, is declared insolvent or ceases or resolves to cease to carry on the whole or any substantial part of its business or activities, save in the course of a material reconstruction, amalgamation, reorganisation, merger or consolidation previously consented to by THE BANK, such consent not to be unreasonably withheld by THE BANK;

33.

(vi)
if an encumbrancer takes possession of, or a receiver, liquidator, administrator, administrative receiver or similar officer is appointed, whether by a court of competent jurisdiction or by any competent administrative authority, of or over, any part of the business or material assets of THE BORROWER or TIMP or any property forming part of the Project,

(vii)
if any distress, execution, sequestration or other process is levied or enforced upon any material property of THE BORROWER or TIMP or any material property forming part of the Project and is not discharged or opposed within thirty (30) days, which would likely materially impair the ability of THE BORROWER or TIMP to comply with its payment obligations hereunder or to perform the Project;

(viii)	or if the terms of one of its licences is modified, revoked or lapses with the confirmed result that the ability of THE BORROWER or TIMP to comply with its obligations under this Contract is impaired.

B.	Demand after notice to remedy

THE BANK may also make such demand, upon the matter not being remedied within a reasonable period of time specified in a notice served by THE BANK on THE BORROWER:

(i)	if THE BORROWER fails to comply with any material obligation under this Contract not being an obligation mentioned in Article 10.01A(ii); or

(ii)
if any fact stated in the Recitals materially alters and is not materially restored and if the alteration prejudices the interests of THE BANK as lender to THE BORROWER or adversely affects the implementation or operation of the Project.

C.	Other rights at law

Article 10.01 shall not restrict any other right of THE BANK at law to require prepayment of the Loan.

10.02       Indemnity

A.	Fixed-Rate Tranches

In case of demand under Article 10.01 in respect of any Tranche, THE BORROWER shall pay to THE BANK a sum calculated in accordance with Article 4.02B on any sum that has become due and payable. Such sum shall accrue from the due date for payment specified in THE BANK's notice of demand and be calculated on the basis that prepayment is effected on the date so specified.

B.	Floating-Rate Tranches

In case of demand under Article 10.01 in respect of an Floating-Rate Tranche, THE BORROWER shall pay to THE BANK a sum equal to the present value of 0.15% (15 basis points) per annum calculated and accruing on the amount due to be prepaid in the same manner as interest would have been calculated and would have accrued, if that amount would have remained outstanding according to the original amortisation schedule of the Tranche.

34.

Such present value shall be determined using a discount rate, applied as of each relevant Payment Date. The discount rate shall be EIB Redeployment Rate.

10.03       General

Amounts due by THE BORROWER pursuant to this Article 10.02 shall be payable on the date of prepayment specified in THE BANK's demand.

10.04       Non-Waiver

No failure or delay by THE BANK in exercising any of its rights under this Article 10 shall be construed as a waiver of such right.

10.05        Application of sums received

Sums received by THE BANK following a demand under Article 10.01 shall be applied first in payment of expenses, interest and indemnities and secondly in reduction of the outstanding instalments in inverse order of maturity. THE BANK may apply sums received between Tranches at its discretion.

ARTICLE 11
Law and iurisdiction

11.01       Governing Law

This Contract shall be governed by the laws of England.

11.02       Jurisdiction

The parties hereby submit to the jurisdiction of the Courts of England.

11.03       THE BORROWER's Agent for Service

THE BORROWER appoints TI United Kingdom Limited, whose address is 100, New Bridge Street, EC4V 6JA London, United Kingdom to be its Agent for the purpose of accepting service on their behalf on any writ, notice, order, judgement or other legal process.

11.04       Evidence of sums due

In any legal action arising out of this Contract, the certificate of THE BANK as to any amount due to THE BANK under this Contract shall be prima facie evidence of such amount.

11.05       Complete Agreement

35.

This Contract constitutes the complete agreement between the parties hereto. The mutual undertakings and representations contained in this Contract replace all prior undertakings and representations made by the parties in the course of the correspondence, discussions and negotiations leading to the conclusion of this Contract.

ARTICLE 12
Final clauses

12.01       Notices to either party

Notices and other communications given hereunder addressed to either party to this Contract shall be in writing and shall be sent to its address set out below, or to such other address as it previously notifies to the other in writing:

- for THE BANK:	100 boulevard Konrad Adenauer
L- 2950 Luxembourg.
Attention: Head of Division, Operations for Latin America Fax +352 437966599

- for THE BORROWER:	Avenida das Americas 3434 Bloco 1 7° Andar
Barra de Tijuca, RJ
 Rio de Janeiro, Brazil
 Fax: + 55-21 400 939 43 Attention:
12.02       Form of notice

Notices and other communications, for which fixed periods are laid down in this Contract or which themselves fix periods binding on the addressee, shall be served by hand delivery, registered letter, facsimile or other means of transmission which affords evidence of receipt by the addressee. The date of registration or, as the case may be, the stated date of receipt of transmission shall be conclusive for the determination of a period.
Notices issued by THE BORROWER pursuant to any provision of this Contract shall, where required by THE BANK, be delivered to THE BANK together with satisfactory evidence of the authority of the person or persons authorised to sign such notice on behalf of THE BORROWER and the authenticated specimen signature of such person or persons.

12.03       Recitals, Schedules and Annexes

The Recitals and following Schedules form part of this Contract:

- Schedule Al                              Technical Description

- Schedule A2                                         Information Duties

36.

- Schedule B	Definitions of EURIBOR and LIBOR

- Schedule C	Form of Disbursement Request

- Schedule D	Definition of Originating Event

- Schedule E	Form of BLT Disbursement Request (Article 1.02D)

- Schedule F	Form of BLT Offer

- Schedule G	Amendments and Supplemental Provisions applying to BRLLinked Tranches

- Schedule H	Legal Opinion

The following Annexes are attached hereto:

- Annex I	Authorisation of signatories

- Annex II	Certificate of Borrowing Powers

IN WITNESS WHEREOF the parties hereto have caused this Contract to be executed in six (6) originals in the English language and have respectively caused the undersigned and, to initial each page of this Contract on their behalf.

Signed for and on behalf of                                                 Signed for and on behalf of

EUROPEAN INVESTMENT BANK                                                TIM NORDESTE S.A.

(Consta assinatura)                                                         (Consta assinatura)

F. de Paula Coelho     R. Otte                                                        F. Tanzi

The undersigned Paul FRIENDS, notary residing in Luxembourg, hereby certifies that this document was signed in his presence by Mr. F. de Paula Coelho and Mrs. R. Otte for and on behalf of EUROPEAN INVESTMENT BANK and by Mr.Tanzi on behalf of TIM NORDESTE S.A.

This 3rd day of June 2008, at Luxembourg.

Witnesses

1                                                                           2.

(Consta assinatura)                                                (Consta assinatura)
A.Barragán                                                            F. Petragglia

EMBAIXADA DA REPÚBLICA FEDERATIVA DO BRASIL EM BRUXELAS — BÉLGICA SERVIÇO CONSULAR

A legalização deste documento não implica na aceitação de seu conteúdo.
1843 - Reconheço verdadeira, por semelhança, a assinatura, no anverso deste documento, de Paul FRIEDERS, Notário em Luxemburgo, Grão Ducado do Luxemburgo, a qual confere com os padrões depositados no Serviço Consular. E, para constar onde convier, mandei passar o presente, que assinei e fiz selar com o Selo de Armas desta Embaixada. Dispensada a legalização da assinatura consular de acordo com o artigo 2°, do Decreto n° 84.451, de 31/01/80.
Pagou R$ 20,00-ouro
Ou Euros 16,00. Tab. 416.

Bruxelas, 09 de junhp de 2008

(consta assinatura)
Amado Cetrole
  Vice-Cônsul

37.

SCHEDULE A.1
(Page 1 of 2)

TECHNICAL DESCRIPTION

1.             Purpose, Location

The project comprises the purchase, installation and bringing into service by TIM Brazil of the mobile telecommunication elements described below, over a 1.5 year period. It concerns all federal states of Brazil. The quantities described below are subject to minor variations arising in the normal course of operations.

2.             Description

Material, Equipment, Works and Services

A. Second Generation mobile – GSM (GPRS, EDGE) technology

The project installations are part of TIM's development programme. Main network elements will reach the following numbers by the end of the year 2008: Mobile Switch Centres – 68; Base Station Controllers – 164; Base Transceiver Stations (Macro and Micro) – 10 068; Transceivers –82 403. Municipalities served will be 2 887. Project additions will be: Mobile Switch Centres – 13; Base Station Controllers – 27; Base Transceiver Stations – 1 001. Municipalities newly served will be 386.

Concerning data services, this network will be 100% upgraded to GPRS and 72% upgraded to EDGE by end 2008.

The 2G investment above is split between the two groups of TIM companies as follows:

A.1. TIM Celular formed by TIMs Sao Paulo, Rio de Janeiro, Centro Oeste, Sul and Norte

Main network elements will reach the following numbers by the end of the year 2008: Mobile Switch Centres – 48; Base Station Controllers – 120; Base Transceiver Stations – 7 170; Transceivers – 56 772. Municipalities served will be 1 853. Project additions will be: Mobile Switch Centres – 8; Base Station Controllers – 22; Base Transceiver Stations (Macro and Micro) – 606. Municipalities newly served will be 215. The % of GSM infrastructure upgraded to EDGE will be 77%.

A.2. TIM Nordeste formed by TIM Leste and TIM Nordeste

Main network elements will reach the following numbers by the end of the year 2008: Mobile Switch Centres – 20; Base Station Controllers – 44; Base Transceiver Stations – 2 898; Transceivers- 25 681. Municipalities served will be 1 034. Project additions will be: Mobile Switch Centres- 5; Base Station Controllers – 5; Base Transceiver Stations (Macro and Micro) – 395. Municipalities newly served will be 171. The % of GSM infrastructure upgraded to EDGE will be 63%.

38.

SCHEDULE A.1
(Page 2 of 2)

B. Third Generation mobile - UMTS/IMT-2000 technology

First installations to be built during 2008 to reach the following numbers by end of the year 2008: Radio Network Controllers- 30; Node-Bs- 2 536; Media Gateways- 16. The number of municipalities served will be 47.

The 3G investment above is split between the two groups of TIM companies as follows:

B.1.   TIM Celular formed by TIMs São Paulo, Rio de Janeiro, Centro Oeste, Sul and Norte

Radio Network Controllers- 18; Node-Bs- 1 867; Media Gateways- 12. Municipalities served will be 31.

B.2.   TIM Nordeste formed by TIM Leste and TIM Nordeste

Radio Network Controllers - 12; Node-Bs-669; Media Gateways - 4. Municipalities served will be 16.

C. Common

IT for Business & Corporate.

Technical land and buildings.

Transmission.

Operation and Management Systems (hardware and software). Energy and Air Conditioning systems.

3.             Items to be directly funded by EIB

The costs eligible for EIB direct funding are the Network and the Information Technology. The EIB loan of up to EUR 200 million will be allocated to a part of imported eligible items, to be installed in the less developed regions of Brazil (preferentially the North and Northeast). The exact allocation will be coordinated with the promoter during contract negotiations.

Elements of the project investment that are not eligible for EIB funding are: Handset Subsidies, Spectrum license, Commercial (new stores, store refurbishment and furniture for exclusive dealers), General and Administration premises.

4.             Calendar

Works and installations have started in July 2007 and will be completed and ready for service by 31 December 2008.

39.

SCHEDULE A.2
(Page 1 of 2)

PROJECT INFORMATION TO BE SENT TO THE BANK AND METHOD OF TRANSMISSION

1.             Dispatch of information: designation of the person responsible

The information below has to be sent to the Bank under the responsibility of:

Company	TIM Celular S.A
Contact person	Luiz Alberto dos Santos
Title
Function I Department	Finanças e Tesouraria
Address	Tim Brasil - RJ Av. das Américas, 3-434-7°- andar Barra da Tijuca – RJ – CEP: 22640-102 Brasil
Phone	Fixed + 55 21 4009-4791; Mobile + 55 21 8113-1640
Fax	+ 55 21 4009-3943
Email	lalsantos@timbrasil.com.br

The above-mentioned contact person is the responsible contact for the time being. The Borrower shall inform the EIB immediately in case of any change.

2.             Information on specific subjects

The Borrower shall deliver to the Bank the following information at the latest by the deadlines indicated below.

Document / information	Deadlines
Summary report on evolution of quality of service indicators such as claims to regulator, network availability and dropped call rates.	31 July 2008, 31 January 2009

40.

SCHEDULE A.2
(Page 2 of 2)

3.            Information on the end of works and first three months of operation

The Borrower shall deliver to the Bank the following information on project completion and initial operation at the latest by the deadline indicated below.

Document / information	Date of delivery to the Bank
Project Completion Report, including:	30.6.2009
- A brief description of the technical characteristics of the project as completed, explaining the reasons for any significant change;
- The date of completion of each of the main project's components, explaining reasons for any possible delay;
- The final cost of the project, explaining reasons for any
possible cost increases vs. initial budgeted cost, presenting the breakdown per technology (2G, 3G) and per region;- The
number of new jobs permanently created by the project for its operation and maintenance. Man person necessary for project
implementation;

- A description of any major issue with impact on the environment. Difficulties encountered during the project to roll out new base stations;
- Update on procurement procedures;
- Update on the project's demand or usage and comments (subscribers, ARPU, market share, penetration). Details on
EDGE and UMTS broadband usage.
- Information and analysis about evolution of quality of service indicators such as claims to regulator, network availability and dropped call rates. Evaluation of the influence of the project investments on such evolution.

- Any significant issue that has occurred and any significant risk that may affect the project's operation;
- Any legal action concerning the project that may be ongoing.

Language of reports	English

41.

SCHEDULE B
 (Page 1 of 2)

Definition of LIBOR

1.             EURIBOR

"EURIBOR" means:

(i)	in respect of a relevant period of less than a month, the rate of interest for deposits in EUR for a term of one month, and

(ii)	in respect of any relevant period, or any other period of time of one or more (but whole) months, the rate of interest for deposits in EUR for a term being the number of whole months or,

(iii)
in respect of any relevant period, or any other period of time, of more than one (but not whole) months, the rate resulting from a linear interpolation by reference to two rates for deposits in EUR, one of which applicable for a period of whole months next shorter and the other for period of whole months next longer than the length of the relevant period.

(the period for which the rate is taken or based on which the rates are interpolated being hereinafter called the "Representative Period") as published at 11.00 a.m. Brussels time or at a later time acceptable to THE BANK on the day (the "Reset Date") which falls two (2) Relevant Business Days prior to the first day of the relevant period, on Reuters page EURIBOR 01 or its successor page or, failing which, by any other means of publication chosen for this purpose by THE BANK.

If such rate is not so published, THE BANK shall request the principal euro-zone offices of four major banks in the euro-zone, selected by THE BANK, to quote the rate at which EUR deposits in a comparable amount are offered by each of them as at approximately 11:00 a.m., Brussels time, on the Reset Date to prime banks in the euro-zone interbank market for a period equal to the Representative Period. If at least two quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations.

If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in the euro-zone, selected by THE BANK, at approximately 11:00 a.m. Brussels time on the day which falls two Relevant Business Days after the Reset Date, for loans in EUR in a comparable amount to leading European Banks for a period equal to the Representative Period

2.             LIBOR USD

"LIBOR" means, in respect of USD:

(i)	in respect of a relevant period of one month or less than a month, the rate of interest for deposits in USD for a period of one (1) month;

(ii)	in respect of any relevant period, or any other period of time of one or more (but whole) months, the rate of interest for deposits in USD for a term being the number of whole months or,

42.

(iii)
in respect of any relevant period, or any other period of time, of more than one (but not whole) months, the resulting from a linear interpolation by reference to two rates for deposits in USD, one of which applicable for a period of whole months next shorter and the other for period of whole months next longer than the length of the relevant period.

(the period for which the rate is taken or based on which the rates are interpolated being hereafter called the "Representative Period") as set by the British Bankers Association and released by financial news providers at 11.00 a.m. London time or at a later time acceptable to THE BANK on the day (the "Reset Date") which falls two (2) London Business Days prior to the first day of the relevant period.

If such rate is not so released by any financial news provider acceptable to THE BANK, THE BANK shall request the principal London offices of four major Banks in the London interbank market selected by THE BANK to quote the rate at which USD deposits in a comparable amount are offered by each of them at approximately 11.00 a.m. London time on the Reset Date, to prime banks in the London interbank market for a period equal to the Representative Period. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations provided.

If fewer than two quotations are provided as requested, THE BANK shall request the principal New York City offices of four major Banks in the New York City interbank market, selected by THE BANK, to quote the rate at which USD deposits in a comparable amount are offered by each of them at approximately 11.00 a.m. New York City time on the day falling two (2) New York Business Days after the Reset Date, to prime banks in the European market for a period equal to the Representative Period. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations provided.

3.             General

For the purposes of the foregoing definitions:

(i)	"New York Business Day" means a day on which banks are open for normal business in New York.

(ii)	All percentages resulting from any calculations referred to in this Schedule will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with halves being rounded up.

(iii)	THE BANK shall inform THE BORROWER without delay of the quotations received by THE BANK.

(iv)
If any of the foregoing provisions becomes inconsistent with provisions adopted under the aegis of EURIBOR FBE and EURIBOR ACI in respect of EURIBOR or of the British Bankers Association in respect of LIBOR, THE BANK may by notice to THE BORROWER amend the provision to bring it into line with such other provisions.

43.

SCHEDULE C
(Page 1 of 2)

FORM OF DISBURSEMENT REQUEST

[ON BORROWER LETTERHEAD]

To:                   European Investment Bank
From:               TIM Nordeste S.A.
[Date]

Subject:	Finance Contract between European Investment Bank and TIM Nordeste S.A. dated [XX, XXXXXX 2007] (hereafter referred to as the "Finance Contract") ref n° [•] reg. TIM Celular Project

Dear Sirs,

Terms defined in the Finance Contract have the same meaning when used in this letter.

We hereby request disbursement of a Tranche having the characteristics set out in the annex hereto.

For the purposes of Article 1.04 of the Finance Contract we hereby certify to you as follows:

(a)	there has been no material change to any aspect of the Project on which THE BORROWER is obliged to report under Article 8.01, save as previously communicated by THE BORROWER;

(b)	THE BORROWER has sufficient funds available to ensure the timely completion and implementation of the Project in accordance with Schedule A.1;

(c)	No Change of Control (as defined in Article 4.03A2 has occurred);

(d)	there is no event outstanding, imminent or prevailing which, with the lapse of time and the fulfilment of any other condition would constitute an Originating Event.

(e)	no Event of default or Potential Event of Default has occurred and not been remedied; and

(i no litigation, arbitration or regulatory proceedings or investigations are current or, to the best of its knowledge, threatened against it which could be reasonably expected to result in any Material Adverse Change.

Yours faithfully,
for and on behalf of TIM Nordeste S.A.

44.

SCHEDULE C
(Page 2 of 2)

ANNEX TO DISBURSEMENT REQUEST

Disbursement Request Tranche No: Date:

Please proceed with the following disbursement: Loan Name (*):

Loan Name (*):		Reserved for the EIB

Signature Date (*):		Loan Amount:

Reference number:		Disbursed to date:

Disbursement Nº:		Balance for disbursement:

Proposed disbursement date:		Disbursement deadline:

Total request (contract currency)		Max. number of disbursements:

Minimum Tranche size:

To be disbursed as follows		Total allocations to date:

Currency (Art. 1.03)		Conditions precedent:

Amount	Minimum EUR 5.000.000

Interest rate basis interest rate/ spread (Art. 3.01)	Fixed Rate / Floating Rate

Interest frequency (Art. 3.01)	Semi-annual

Repayment (Art. 4.01)	☐semi-annual installments

Payment Dates (Art. 5.01)

First repayment date

Last repayment date

Borrower’s account to be credited: Acc. Nº:
Bank name and address:
Please transmit information relevant to request to:
Borrower’s authorized name(s) and signature(s):

45.

SCHEDULE D
(Page 1 of 3)

DEFINITIONS OF ORIGINATING EVENT AND RELATED TERMS

1.	"Denial Of Justice Event" means any repudiation or breach by a Host Government of a Project Agreement where the repudiation or breach:

(i)	prevents, or materially contributes to preventing, THE BORROWER from performing its obligations towards THE BANK; or

(ii)	prevents any Guarantor from realising the full value of security taken over the revenues or other benefits derived from any security interest in the Project Agreement, provided always that:

(iii)	an Arbitral Tribunal has rendered a Final Award providing for damages in respect of the Relevant Party's claim for damages arising out of such breach or repudiation;

(iv)	such Final Award is for a specified monetary amount, and is rendered for breach of a contractual obligation under, or for repudiation of, a Project Agreement by the Host Government;

(v)
the Relevant Party affected by such repudiation or breach has made reasonable efforts to exhaust all legal remedies to enforce the Final Award against the Host Government for a period of 180 consecutive days from the date of the award; and

(vi)	the Host Government's refusal to enforce the Final Award is arbitrary and/or discriminatory.

2.	"EWCD Event" means: (i) Expropriation, or (ii) War and Civil Disturbance.

3.
"Expropriation" means: any measure taken, directed, authorised, ratified or approved by the Host Government, each being an administrative or legislative measure and constituting an instance of expropriation within the meaning of this definition. A measure constitutes an instance of expropriation for the purposes of this definition if it has the effect of preventing THE BORROWER or a Guarantor from paying or recovering a Guaranteed Sum and the resultant failure to pay or recover endures for a period of ninety (90) days; provided that:

-
non-discriminatory measures of general application adopted in good faith by the Host Government and of the type which governments normally take in the public interest for requirements such as public safety, the collection of tax revenues, protection of the environment or regulation of economic activity shall not be regarded as constituting Expropriation unless those measures are intended by the Host Government to have a confiscatory effect; and

-	non-fulfilment by the Host Government of an obligation of a contractual nature towards THE BORROWER or a Guarantor shall not in itself or by itself constitute Expropriation.

46.

SCHEDULE D
(Page 2 of 3)

4.
"Guaranteed Sum" means: any sum of principal, interest, commission, liquidated damages, charge or expense or any other sum which is expressed to be payable from time to time by THE BORROWER to THE BANK under or pursuant to this Contract and any other sum due from time to time from THE BORROWER to THE BANK in connection with any advance or credit extended under this Contract.

4.             "Host Country" means: The Federative Republic of Brazil.

5.
"Host Government" means: an authority having at any relevant time effective control of all or part of the territory of the Host Country or any political or territorial subdivision or public authority thereof or any other entity in or of the Host Country on which regulatory or executive powers are conferred by the laws of the Host Country.

6.             "Non-Transfer of Currency" and "NTC Event" means:

-
any action by the Host Government which prevents THE BORROWER or a Guarantor from converting funds in local currency into the currency of any sum due under this Contract or into a freely convertible currency or into another currency deemed acceptable by THE BANK or from transferring outside the Host Country the local currency concerned or the currency into which the local currency has been converted, for the purpose of (i) paying any Guaranteed Sum, or (ii) receiving or recovering payment in respect of a Guaranteed Sum which a Guarantor has paid; or

-	any failure by the Host Government to take action with a view to effecting or allowing such conversion or such transfer by or on behalf of THE BORROWER or a Guarantor;

in circumstances where:

-
THE BORROWER or, as the case may be, the Guarantor is able freely and lawfully to avail itself within the Host Country of the local currency or other currency into which the local currency has been converted; and

-
THE BORROWER or, as the case may be, the Guarantor has without success for a period of thirty (30) days endeavoured by all reasonable means to complete the necessary legal formalities to affect the transfer or conversion.

7.	"Originating Event" in relation to THE BORROWER or a Guarantor means each of the following events affecting either of them respectively, namely:

-	Non-Transfer of Currency or NTC Event;

-	Expropriation; and

-	War and Civil Disturbance,

as defined herein, subject to the general qualifications set out in Article 4.03 of the Guarantee.

8.	"Potential EWCD Event" means: an event which with the lapse of time or the fulfilment of any condition would constitute an EWCD Event.

47.

SCHEDULE D
(Page 3 of 3)

10.	"Potential NTC Event" means: an event which with the lapse of time or the fulfilment of any condition would constitute an NTC Event.

11.
"War and Civil Disturbance" means: any act of war (declared or otherwise), revolution, insurrection, civil war, riot or social strife, terrorism or sabotage having the direct and immediate effect of preventing THE BORROWER or a Guarantor for a period of ninety (90) days from paying or recovering a Guaranteed Sum. In all cases, to fall within the scope of this definition, the constitutive acts must have been undertaken with the primary intent of achieving a political objective. Acts undertaken principally in order to support labour, student or other non-political objectives shall not be covered under this definition.

48.

SCHEDULE E
(Page 1 of 2)

FORM OF BLT DISBURSEMENT REQUEST (ARTICLE 1.02D1

To:                    European Investment Bank
[                   ]
[                   ]

From:               TIM Nordeste S.A.

Date: ☐

Dear Sirs,

Subject:	Finance Contract between European Investment Bank and TIM Nordeste S.A. [ ] ref n° • (the "Finance Contract").

Terms defined in the Finance Contract have the same meaning when used in this letter.

We hereby request THE BANK to make an offer for the disbursement of a BRL-Linked Tranche. We set out our preferred terms in the attached Annex.

For the purposes of Article 4 of the Finance Contract we hereby certify to you as follows:

(i)	there has been no material change to any aspect of the Project on which THE BORROWER is obliged to report under Article 8.01, save as previously communicated by THE BORROWER;

(ii)	THE BORROWER has sufficient funds available to ensure the timely completion and implementation of the Project in accordance with Schedule A.1;

(iii)	No Change of Control (as defined in Article 4.03A2 has occurred);

(iv)	there is no event imminent or prevailing which is or with the lapse of time or fulfilment of any condition would constitute an Originating Event;

(v)	no Event of Default or Potential Event of Default has occurred and not been remedied; and

(vi)
no litigation, arbitration or regulatory proceedings or investigations are current or, to the best of its knowledge, threatened against it which could be reasonably expected to result in any Material Adverse Change.

Yours faithfully,
TIM Nordeste S.A.

Annex: Characteristics of Requested BRL-Linked Tranche

49.

SCHEDULE E
(Page 2 of 2)

BRL	☐
Disbursement Date	☐
Interest Rate Basis	Fixed/Floating/Zero-coupon
Repayment Basis	Amortizing/Bullet
Repayment Date(s)1

' Specify first and last if the Tranche is to be amortizing

50.

SCHEDULE F
(Page 1 of 2)

FORM OF BLT OFFER

[ON EIB LETTERHEAD]

To:                   TIM Nordeste S.A.
Attention:    [                  ]
Fax:                 [                   ]
Date:                [                  ]

Dear Sirs,

Finance Contract between European Investment Bank and [BORROWER] dated [ ] Ref N°[_] (the "Finance Contract").

BLT Disbursement Request N° [_] dated [_] (the "BLT Disbursement Request")

We refer to the Finance Contract. Terms defined in the Finance Contract shall have the same meaning when used herein.

We further refer to the BLT Disbursement Request delivered under Article 1.02D of the Finance Contract.
In accordance with Article 1.02D of the Finance Contract, we hereby offer to make the BRL-Linked Tranche described below available to you.

To accept this BLT Offer you must send a copy of this letter duly signed on your behalf to the following fax number [_] no later than [time] Luxembourg time on [date]. Following this time, the offer contained in this letter shall automatically lapse.

If you do accept the BRL-Linked Tranche proposed in this BLT Offer, the terms of the Finance Contract as modified and supplemented by the provisions set out in Schedule [G] to the Finance Contract shall apply to the BRL-Linked Tranche.

Characteristics of the proposed BRL-Linked Tranche

Amount of BRL-Linked Tranche:	BRL [_]
Payment Currency:	[_]
Amount in Payment Currency:	[_]
Disbursement Date:	[_]
Interest Type:	Floating/Fixed/Zero Coupon

Fixed Interest Rate:	[_]% per annum
Floating Interest Rate	[_] determined in accordance with Annex I Zero

Coupon Provisions:
(ì)	Discount Rate	[_]
(ii)	Disbursement Amount	[_]
(iii)	Zero-Coupon Upfront Fee	[_]

51.

SCHEDULE F
(Page 2 of 2)

Interest Payment Dates	[_] in each year commercing on [_] up to, and including, the Maturity Date (specified below) subject in each case to adjustment in accordance with the Business Day Convention.
Repayment Basis	Amortizing / Bullet
Repayment Date(s)	If Interest Type “amortizing”: [_] and [_] in each year up to and including the Maturity Date subject to adjustment in accordance with the Business Day Convenion.

If Interest Type “bullet”: The Maturity Date (specified below).
Maturity Date:	[_] subject to adjustment in accordance with the Business Day Convention.
Business Day Convenion:[2]	[_]
Day Count Convention:[3]	[_]
Payment Business Days:	Days on which commercial Banks are open for business in [_]
FX Exchange Rate	[_] as determined in accordance with the FX Exchange Rate Determination Method
FX Exchange Rate Determination Method:[4]
FX Rate Determination Time:	[time] am/pm. ([place] time)
FX Rate Determination Date:	[_] FX Business Days prior to the relevant payment date
FX Business Days	Days on which Banks are open for business in [_]
[_]

_________________________________________ For and on behalf of European Investment Bank

We hereby accept the above BLT Offer

___________________________________
For and behalf of TIM Nordeste S.A.
Date:          [_]

_______________________
2 NB: To be completed: Should be self contained (ie full text rather than abbreviated language).
3 NB: To be completed: Should be self contained (ie full text rather than abbreviated language).
4 NB: To be completed: Should be self contained (ie full text rather than abbreviated language) and include fall back.

52.

SCHEDULE G
(Page 1 of 4)

AMENDMENTS AND SUPPLEMENTAL PROVISIONS
APPLYING TO BRL-LINKED TRANCHES

The terms of the Finance Contract shall apply to a BRL-Linked Tranche as amended and supplemented in accordance with the provisions of this Schedule.

This Schedule G forms an integral part of the Finance Contract.

Article 1.05 Deferment of disbursement

Article 1.05 shall not apply to BRL-Linked Tranches.

Article 1.06 Cancellation and suspension

Article 1.06 shall not apply to an Accepted BRL-Linked Tranche and the following Article shall apply in its place:

"1.06       Bank's right to cancel a BRL-Linked Tranche

THE BANK may by notice to THE BORROWER cancel any undisbursed Accepted BRL-Linked Tranche upon the occurrence of any Event of Default or Potential Event of Default or the occurrence of an Originating Event.

Following any such cancellation, THE BORROWER shall pay to THE BANK within seven days on demand the BRL Indemnity Amount in respect of such Accepted BRL-Linked Tranche."

Article 2           Loan

For the purposes of Articles 2.01, 2.02, 2.03 and 2.04, the currency of a BRL-Linked Tranche shall be BRL provided always that all payments of principal, interest or other charges or indemnities payable in respect thereof shall be made in the applicable Payment Currency in accordance with the provisions of the Finance Contract.

Article 3.01 Rate of Interest

(a)	If the applicable Interest Type is "Floating" or "Fixed", Article 3.01 shall not apply to the relevant BLT Tranche and shall be replaced for these purposes by the following:

"3.01 Rate of interest.

Interest shall accrue on the outstanding principal amount of a BRL-Linked Tranche at an annual rate equal to the sum of the applicable Floating Interest Rate or Fixed Interest Rate (as applicable).

53.

SCHEDULE G
(Page 2 of 4)

THE BORROWER shall pay the Payment Currency Equivalent of interest accrued on each BRLLinked Tranche in arrears on the applicable Interest Payment Dates commencing on the first applicable Interest Payment Date following the date of disbursement of the relevant BRL-Linked Tranche.

Interest shall be calculated on the basis of the applicable Day Count Convention.

(b)	If the applicable Interest basis is "Zero Coupon", Article 3.01 shall not apply to the relevant BRLLinked Tranche.

Article 4.01 Normal Repayment

Article 4.01 shall not apply to a BRL-Linked Tranche and the following provisions shall replace it:

(a)           If the applicable Repayment Basis is "Amortizing":

"4.01 Normal Repayment

THE BORROWER shall repay the BRL-Linked Tranche by instalments on the Repayment Date specified in the relevant BLT Offer in accordance with the amortisation table set out in the relevant BLT Offer.

Each amortisation table shall be drawn up on the basis that repayment of the BRL-Linked Tranche shall be made by equal instalments of principal on each applicable Repayment Date.

The amount of each instalment shall be the Payment Currency Equivalent of the BRL amount of the relevant instalment as set out in the amortisation table."

(b)            If the applicable Repayment Basis is "Bullet":

"4.01 Normal Repayment

THE BORROWER shall repay the Payment Currency Equivalent of the entire BRL principal amount of the BRL-Linked Tranche on the Maturity Date specified in the relevant BLT Offer."

Article 4.02 Voluntary Prepayment

No voluntary prepayment shall be allowed in respect of a BRL-Linked Tranche and Article 4.02 shall not apply to BRL-Linked Tranches.

Article 4.03 Compulsory Prepayment

Article 4.03C (Prepayment indemnity) shall not apply to a BRL-Linked tranche and shall be replaced in respect thereof by the following:

54.

SCHEDULE G
(Page 3 of 4)

"4.03C Prepayment Indemnity

In the case of a prepayment made in accordance with this Article 4.03, the indemnity payable shall be equal to the BRL Indemnity Amount."

Article 5           Payments

Article 5.01 (Payment Date definition) and Article 5.02 (Day Count Convention) shall not apply in respect of BRL-Linked Tranches,5

Article 7.02 Guarantor Events

In respect of BRL-Linked Tranches, the reference in the second paragraph of Article 7.02A (Guarantor related remedies) and in Article 7.026 (Guarantor default event), shall be deemed to be replaced by a reference to the BRL Indemnity Amount.

Article 10.02 Indemnity

Article 10.02 shall not apply in respect of BRL-Linked Tranches and shall be deemed to be replaced by the following Article:

"10.02 Indemnity

In case of demand under the Article 10.01 in respect of a BRL-Linked Tranche THE BORROWER shall pay to THE BANK a sum equal to the BRL Indemnity Amount."

Miscellaneous

Save as specifically amended or supplemented by the terms of this Schedule G, the Finance Contract shall apply unamended in respect of each BRL-Linked Tranche.

Definitions and interpretation

(a)           Definitions

The following terms have the following meanings for the purposes of the Finance Contract:
"BRL Hedging Amount" means in respect of each BRL-Tranche to be cancelled or prepaid the cost in the Payment Currency, if any, for THE BANK to enter into a swap or such other hedging arrangement on the date of cancellation or prepayment as it shall deem appropriate in respect of the BRL-linked indebtedness incurred by THE BANK to fund such BRL-Linked Tranche. The BRL Hedging Amount shall be determined by THE BANK ,in its absolute discretion, as the sum of:

______________
5 These definitions therefore need to be self-contained in the BLT Offer

55.

SCHEDULE G
(Page 4 of 4)

(a) the average price of entering into such swap or other hedging arrangement (including any settlement or dealing costs)quoted by Hedging Counterparties. At least three (3) Hedging Counterparties having been requested to make such quotations;

(b) such legal and transaction costs as THE BANK shall determine are reasonably likely to be incurred by it in respect of such swap or hedging arrangement.

provided that:

(i)	THE BANK may be required to disclose to THE BORROWER the price quotations obtained but shall not be under any obligation to disclose the identity of the relevant Hedging Counterparties; and

(ii)
if the determination of the net BRL Hedging Amount pursuant to this definition results in a sum being payable to THE BANK, the BRL Hedging Amount shall be deemed to be zero for the purposes of the determination of the BRL Indemnity Amount

"BRL Indemnity Amount" means in respect of any BRL Tranche which is either cancelled or prepaid, the BRL Hedging Amount; and

"Hedging Counterparties" means financial institutions acceptable to THE BANK for the purposes of entering into swap or other hedging arrangements in respect of the BRL-linked indebtedness incurred by THE BANK to fund a BRL-Linked Tranche.

"Payment Currency Equivalent" means the equivalent of any amount of BRL in the Payment Currency determined by applying the FX Exchange Rate to the relevant amount of BRL at the FX Rate Determination Time on the FX Rate Determination Date.

(b)           Interpretation

For the purposes of this Schedule G, the term "applicable" shall mean in respect of any BRLLinked Tranche, the relevant item set out in the BLT Offer relating to such BRL-Linked Tranche.

56.

SCHEDULE H

TERMS OF REFERENCE LEGAL OPINION

(i)
THE BORROWER is a limited liability company duly established and validly existing under the law of the Federative Republic of Brazil, and has all requisite corporate powers to carry on its business as now conducted and to enter into and to perform the obligations imposed on it by the Contract.

(ii)	Execution and delivery of the Contract on behalf of THE BORROWER have been duly authorised by all necessary corporate action.

(iii)	The Contract has been validly executed and constitutes legal, valid and binding obligations of THE BORROWER, enforceable in the Federative Republic of Brazil.

(iv)
THE BORROWER has obtained all necessary exchange control consents required under the laws of the Federative Republic of Brazil to permit THE BORROWER to receive disbursement under the Contract, to repay the Loan (as defined in Article 2.01 of the Contract) in the currency of disbursement, to pay interest and all other amounts due under the Contract and to open and maintenance the account to which THE BORROWER directs THE BANK to disburse the Credit. No other consent, approval, order or authorisation of, or declaration or filing with any Brazilian governmental authority is required in connection with the valid authorization, execution or performance by the Company of its obligations under the Contract.

(v)	All sums due by THE BORROWER to THE BANK under the Contract shall be made gross without deduction or withholding of any tax or other levies at source.

(vi)
The execution, delivery and performance by THE BORROWER of the Contract will not violate or be in breach of the law of the Federative Republic of Brazil or of any documents comprising the constitution of THE BORROWER.

(vii)
The application of English law as the proper law of the Contract and the submission by THE BORROWER to jurisdiction of the English courts are valid and enforceable against THE BORROWER and will be recognised by the Courts of Brazil.

(viii)	A judgment obtained in the English Courts will be enforced by the Brazilian Courts without reexamining the merits of the case.

(ix)
Any approval, consent, order, permit, licence or waiver by or from any governmental or local authority necessary for THE BORROWER (a) to carry out its business is in full force and effect and (b) to fulfil its obligations hereunder (including all exchange control registrations and consents).

(x)
THE BORROWER is not in breach of or in default under any agreement, document or instrument to which it is a party or which is binding upon it or any of its assets, and there are no actions, proceedings or claims currently pending or, to the best of its knowledge, threatened, the adverse determination of which might have a material adverse effect on the financial condition of THE BORROWER.

FORM OF CERTIFICATE OF BORROWING POWERS

Finance Contract between European Investment Bank
and [company name]

Dated: [no later than the date of the FC referred to]

I hereby confirm that:-

(a)	A true copy of the Memorandum and Articles of Association of [company name] has been delivered to the European Investment Bank and no change thereto has been made since the date of such delivery.

(b)
As at the date hereof [company name] has not exceeded any limits on its borrowing powers contained in its Memorandum or Articles of Association or in any contract or any other instrument; the receipt of the loan the subject of the Finance Contract will not cause any of such limits to be exceeded, nor result in the imposition of increased financial charges or requirements as to security under any other contract or instrument to which [company name] is a party.

(c)
The borrowing to be made under the Finance Contract has been duly authorised by all relevant internal procedures of [company name]; the resolution to enter into the Finance Contract, a copy of which has been delivered to European Investment Bank, is still in force and has not been cancelled or modified.

(d)	Save as already disclosed in writing to European Investment Bank, [company name] has not at the date hereof changed any of its assets to any person, firm or company.

ANNEX I

PROCURACÃO

TIM. NORDESTE . S.A., com sede na Avenida Ayrton Senna da Silva, n° 1633, Bairro de Piedade, Jaboatão dos Guararapes, Estado do Pernambuco; CEP 54.410-240, inscrita no CNPJ/MF sob o n° 01.009.686/0001-44 ("OUTORGANTE"), neste ato devidamente representada por seu Diretor Presidente, o Sr. MARIO CESAR PEREIRA DE ARAUJO, brasileiro, casado, engenheiro, portador da carteira de identidade n° 02.158.026 IFP/RJ, inscrito no CPF/MF sob o n° 235.485.337-87, e por seu Diretor de Suprimentos, o Sr. CLAUDIO ROBERTO DE ARGOLLO BASTOS, brasileiro, casado, engenheiro, portador da carteira de identidade n° 07101376-7, inscrito no CPF/MF sob o n° 805.708.607-68, ambos domiciliados na Avenida das Américas,' n° 3434, Bloco 1, 6° andar, na Cidade e Estado do Rio de Janeiro, nomeia e constitui como seus bastantes procuradores:

(i) OSCAR CICCHETTI, italiano, casado, administrador, portador do passaporte italiano n° D-786130, válido até 10 de abril de 2015, domiciliado em Corso d'Italia, n° 41, na Cidade de Roma, Itália;

(ii) FRANCESCO TANZI, italiano, casado, administrador, portador do passaporte italiano n° B-074220, válido até 8 de outubro de 2013, domiciliado na Piazza Degli. Affari n° 2, na Cidade de Milão,Itália;(iii) FRANCESCO MANCINI, italiano, casado, administrador, portador do passaporte italiano n° 696478U, válido até 12 de janeiro de 2010, domiciliado na Via Negri, nº 1, Cidade de Milão, Itália, e; (iv) GIANANDREA CASTELLI RIVOLTA, italiano, divorciado, administrador, portador do passaporte italiano n" C113621, válido até 10 de fevereiro de 2014, inscrito no CPF/MF sob o n° 060.522.167-78, domiciliado na Avenida das Américas n° 3434, Bloco 1, 6° andar, Barra da Tijuca, Cidade e . Estado do Rio de Janeiro (isoladamente "OUTORGADO" e, em, conjunto, "OUTORGADOS");

com poderes para, individualmente, representar a OUTORGANTE com o propósito de:

(i)        Negociar e assinar, em nome da OUTORGANTE, Contrato de Financiamento, a ser celebrado entre a OUTORGANTE e European Investment Bank ("EIB"), com sede na Boulevard Konrad Adenauer, n° 100, Luxemburgo, L-2950, Luxemburgo, por um valor total de € 200.000.000,00 (duzentos milhões de euros) ("Contrato"), assim como outros documentos, incluindo, mas não se limitando a, pedidos de saque e contra-garantias, que possam ser necessários ou úteis de acordo ou em conexão com o Contrato, e;

(ii)            proceder de forma semelhante em nome da OUTORGANTE todas as medidas e acordos legais que possam ser necessários ou úteis de acordo e em conexão com o Contrato e qualquer medida complementar relacionada que possa ser necessária ou útil para o fiel cumprimento deste mandato.

Os OUTORGADOS devem observar fiel e rigorosamente as competências fixadas no Estatuto Social, na Política de Autorizações Societárias e no Código de Ética da OUTORGANTE, bem como os preceitos gerais de probidade e legalidade no exercício deste mandato.

A OUTORGANTE se compromete a aprovar e ratificar toda e qualquer medida que os OUTORGADOS venham a executar por este mandato e a isentá-los contra todas as medidas executadas ou pretendidas no escopo do presente mandato.

POWER OF ATTORNEY

TIM NORDESTE S.A., a company, duly incorporated and existing under the laws of Brazil, with registered office at Avenida Ayrton Senna da Silva, n° 1633, Piedade, in the City of Jaboatão dos Guararapes, State of Pernambuco, Brazil, CEP 54.410240, enrolled in the CNPJ/MF under number 01.009.686/0001-44 ("GRANTOR") herein represented by its Directors, Mr. MARIO CESAR PEREIRA DE ARAUJO, Brazilian, married, engineer, bearer of identity card number 02.158.026 IFP/RJ, enrolled in the
Individual Taxpayers' . Register ("CPF/MF") under number 235.485.33787, and Mr. CLÁUDIO. ROBERTO DE ARGOLLO BASTOS, Brazilian, married, engineer, bearer of identity card number 07101376-7, enrolled in the CPF/MF under number 805.708.607-68, both domiciled at Avenida das Américas, n° 3434, Bloco 1, 6th floor, in the City and State of Rio de Janeiro, appoints and constitutes as its attorneys-in-fact:

(i) OSCAR CICCHETTI, Italian, married, business manager, bearer of the Italian passport number D-786130, in force until April 10th, 2015, domiciled at Corso d'Italia n° 41, in the City of Rome, Italy;

(ii) FRANCESCO TANZI, Italian, married,, business manager, bearer of the Italian passport number B-074220, in force until ' October 8th, 2013, domiciled at Piazza Degli Affari n° 2, in the City of Milan, Italy; (iii) FRANCESCO MANCINI, Italian, married, business manager, bearer of the Italian passport number 696478U, in force until January 12th, 2010, domiciled at Via Negri, n° 1, in the City of Milan, Italy, and; (iv) GIANANDREA CASTELLI RIVOLTA, Italian, divorced, business manager, bearer of the italian passport number 113621, in force until February 10th, 2 enrolled, in the CPF/MF under number 060.522.167-78, domiciled at Avenida das Américas, n° 3434, Bloco 1, 6th floor, Barra da Tijuca, in the City and State of Rio de Janeiro (each the "GRANTEE" and, together, the "GRANTEES");

with powers to, each acting individually, represent the GRANTOR for the purposes of:

(i)            negotiating and signin in the name and on behalf of the GRANTOR a Finance Contract to be entered into by and between the GRANTOR and the European Investment Bank ("EIB"), with registered office at Boulevard Konrad Adenauer, n° 100, Luxembourg, L-2950, Luxembourg, for a total principal amount of € 200,000,000.00 (two hundred million euros) ("Agreement"), as well as all other documents including, but not limiting to, drawdown requests and counter/guarantees, which may be necessary or useful pursuant to or in connection with the Agreement, and;

(ii)            carrying out likewise in the name and on behalf of the GRANTOR all legal actions and consents which may be necessary or useful pursuant to or in connection with the Agreement and whatever related or complementary actions which may be necessary or useful for the complete fulfillment of the power of attorney received herein.

The GRANTEES must faithfully and strictly consider the powers established by the GRANTOR's by-laws, Corporate Authorization Policy and Ethical Code, as well as the general precepts of probity and legality in the discharge of this power of attorney.

The GRANTOR undertakes to approve and ratify any and all actions which the GRANTEES shall execute hereunder and to hold them harmless against all  executed actions or purported to be done hereunder.

O presente mandato será válido apenas para a prática dos atos acima declinados ou pelo prazo de 1 (um) ano a contar da presente data, podendo ser revogado a qualquer momento pela OUTORGANTE.	This power of attorney will be in force for the execution of the aforementioned actions or for the period of one (1) year and can be revoked at any time by the GRANTOR.

Rio de Janeiro, 27 de maio de 2008.	Rio de Janeiro, 27 de maio de 2008.

(Consta assinatura) TIM NORDESTE S.A. p. MÁRIO CÉSAR PEREIRA DE ARAÚJO	(Consta assinatura) TIM NORDESTE S.A. p. MÁRIO CÉSAR PEREIRA DE ARAÚJO

(Consta assinatura) TIM NORDESTE S.A. p. CLÁUDIO ROBERTO DE ARGOLLO BASTOS	(Consta assinatura) TIM NORDESTE S.A. p. CLÁUDIO ROBERTO DE ARGOLLO BASTOS

TIM NORDESTE S.A.
Closely Held Company
Corporate Taxpayer Register CNPJ/MF: 01.009.686/0001-44
NIRE: 26.300.014.769

MINUTES OF SPECIAL SHAREHOLDERS MEETING
HELD ON MAY 26, 2008

DATE, TIME AND PLACE: May 26, 2008, at 09:00h, at the corporate headquarters of TIM Nordeste S.A. (“Company”), at Avenida Ayrton Senna da Silva, No. 1633, in the city of Jaboatão dos Guararapes, state of Pernambuco.

ATTENDANCE: Shareholder representing the entire capital stock of the Company, according to the signature of the Shareholder Attendance Book.

PRESIDING OFFICERS: Mrs. Lara Ribeiro Piau Marques assumed the presidency of the Board, as contemplated in Article 124, §4 of Law 6.404/76.

AGENDA: (1) Examine, discuss and approve the execution of the long term financing agreement between Banco Europeu de Investimentos (“BEI”) and the operators TIM Celular S.A. and Tim Nordeste S.A., with the guarantee of TIM Participações S.A.; (2) Examine, discuss and approve the execution of the counterguarantee contract by bail bonds with 1st class international banks for the loan agreement mentioned above.

RESOLUTIONS: After analysis and discussion of the subject set forth in the Agenda, it was unanimously decided by vote without any restrictions: (1) to approve the execution of a long term financing agreement by Banco Europeu de Investimentos (“BEI”) and the operators TIM Celular S.A. and TIM Nordeste S.A., with surety from TIM Participações S.A., in the amount of EUR 200,000,000.00 (two hundred million Euros), according to the material presented and filed at the Company’s headquarters; (2) approve the execution, by the Company, of a counterguarantee agreement by bail bond, to be issued by banks to be selected to cover the financing with BEI. The guarantee will be for the entire amount and period to be contracted. To this effect, the Company’s management is authorized to perform all the acts and take all the steps necessary and required for the execution of the Contracts and said transactions, including regarding (i) execution of the contracts and terms of authorization necessary, by any of the Directors and/or Attorneys-in-Fact of the Company duly designated with specific powers; and (ii) authorize the Directors of the Company to grant powers of attorney, with specific powers related to the Contracts listed in (1) and (2) above, to Messrs. Oscar Cicchetti, Francesco Tanzi, Francesco Mancini and Gianandrea Castelli Rivolta.

ADJOURNMENT: Having nothing further to deal, the President of the Board suspended the works for the time necessary to drawing up these minutes. Once the session was reopened, the minutes were read and approved by those present, signed by the President and by the Secretary and by the shareholders identified below.

[signature]	[signature]
LARA RIBEIRO PIAU MARQUES	LUCAS DIETRICH E. BRENNER
President of the Board and representative of	Secretary of the Board
  TIM Celular S.A. and TIM Participações S.A.

TIM NORDESTE S.A.
Closely Held Company
Corporate Taxpayer Register CNPJ/MF: 01.009.686/0001-44
NIRE: 26.300.014.769

MINUTES OF SPECIAL SHAREHOLDERS MEETING
HELD ON MAY 05, 2008

DATE, TIME AND PLACE: May 05, 2008, at 10:00h, at the corporate headquarters of TIM Nordeste S.A. (“Company”), at Avenida Ayrton Senna da Silva, No. 1633, in the city of Jaboatão dos Guararapes, State of Pernambuco.

ATTENDANCE: Shareholders representing the totality of the capital stock of the Company, according to the signature in the Shareholders Attendance Book.

PRESIDING OFFICERS: Mr. Cláudio Roberto de Argollo Bastos assumed the presidency, who invited me, Lucas Dietrich E. Brenner, to act as his Secretary.

CALL NOTICE: The publication of the Call Notices was waived, as authorized in Article 124, §4 of Law 6.404/76.

RESOLUTIONS: After analysis and discussion of the matter set forth in the Agenda, it was decided by unanimous vote and without any restrictions, to approve the reelection of the Company’s Management, comprised of: (i) Mario Cesar Pereira de Araujo – CEO, Brazilian, married, engineer, holder of ID Card No. 02.158.026-1; (ii) Francesco Saverio Locati – Director General, Italian, married, physicist, holder of Italian Passport No. 708463-X and individual taxpayer register CPF/MF No. 060.278.447-60; (iii) Gianandrea Castelli Rivolta – Director of Administration, Finance and Control, Italian, divorced, administrator, holder of ID Card No. C-113621, valid to 02/10/04, and CPF/MF No. 060.522.167-78; (iv) Cláudio Roberto de Argollo Bastos – Supplies Director, Brazilian, married, engineer, holder of ID Card No. 07101376-7 and CPF/MF No. 805.708.607-68; (v) Orlando Lopes Junior – Human Resources Director, Brazilian, married, lawyer, OAB/SP No. 59.567 and CPF/MF No. 858.808.338-87; (vi) Lara Cristina Ribeiro Piau Marques – Legal Director, Brazilian, married, lawyer, OAB/DF No. 11.539 and CPF/MF No. 554.012.011-68, all with commercial address at Avenida das Américas, No. 3434, Block 1, 7th floor, Barra da Tijuca, City and State of Rio de Janeiro, CEP: 22640-102,  and with mandate for 02 (two) years, as provided in §1 of Article 16 of the Corporate Bylaws of the Company, until the Special Shareholders’ Meeting of the Company, to be held in 2010. All the acts previously performed by the directors described above are ratified.
ADJOURNMENT: Having nothing further to deal, the President of the Board suspended the works for the time necessary to draw up these minutes. The session reopened, the minutes were read and approved by those present, signed by the Chairman and by the Secretary of the Board and by the shareholders identified below.

[signature] CLÁUDIO ROBERTO DE ARGOLLO BASTOS Chairman of the Board and representative of TIM Participações S.A.	[signature] LUCAS DIETERICH E. BRENNER Secretary of the Board

TIM NORDESTE S.A.
Closely Held Company
Corporate Taxpayer Register CNPJ/MF: 01.009.686/0001-44
NIRE: 26.300.014.769

MINUTES OF SPECIAL SHAREHOLDERS MEETING
HELD ON APRIL 09, 2008

DATE, TIME AND PLACE: April 09, 2008, at 09:00h, at the headquarters of TIM Nordeste S.A. (“Company”), located at Avenida Ayrton Senna da Silva, No. 1633, Piedade, in the city of Jaboatão dos Guararapes, State of Pernambuco.

ATTENDANCE: Shareholders representing all the capital stock of the Company, according to the signature in the Shareholders Attendance Book.

PRESIDING OFFICERS: Chairman – Mr. Mario Cesar Pereira de Araujo; Secretary of the Board – Mrs. Alessandra Catanante.

CALL NOTICE AND PUBLICATIONS: (I) The publication of Call Notices was waived, as provided in Article 124, §4 of Law of Law 6.404/76; (2) The documents contemplated in Article 133 of Law 6.404/76 were published in the Pernambuco State of Official Gazette and in the Commercial Gazette, on March 14, 2008; (3) The minutes of the Annual and the Special Shareholders’ Meeting will be drawn up in a single instrument, pursuant to the terms of Article 131, Sole §, of Law 6.404/76.

AGENDA: (1) deliberate on the administration report and on the financial statements of the Company referring to the fiscal year ended on December 31, 2007; (2) deliberate on the proposal of the administration of destination of the income of fiscal year 2007; (3) deliberate on the proposal for capital increase of the Company, with reference to the tax benefit verified in 2007, without issue of new shares, resulting from the amortization of the premium incorporated in the fiscal year of 2000; (4) in function of the capital increase mentioned earlier, deliberate on the proposal of alteration of the wording of Article 5 of the Bylaws of the Company; and (5) deliberate on the alteration of the newspapers for legal publications of the Company.

RESOLUTIONS: After analysis and discussion of the subject matter set forth in the Agenda, the shareholders decided, by unanimous vote, and without any restrictions: to (1) approve the administration report and the financial statements of the Company, raised on December 31, 2007, which were the purpose of revision by the independent auditors of the Company, Ernst & Young Auditores Independentes S.S.; (2) approve the proposal of the administration of destination of the results of the Company, proposing that the loss verified in the fiscal year 2007, in the amount of R$ 83,079,682.44 (eighty-three million, seventy-nine thousand, six hundred and eighty-two reais and forty-four cents), be absorbed fully by the Company’s Profit Reserve up to the limit of said Reserves, according to Article 189 of Law 6.404/76; (3) approve the proposal for capital increase of the Company, in the amount of R$25,180,628.40 (twenty-five million, one hundred and eighty thousand, six hundred and twenty-eight reais and forty cents), with reference to the tax benefit earned in 2007, without issue of new shares, pursuant to the terms of Article 169, §1 of Law 6.404/76, resulting from the amortization of the premium incorporated in the fiscal year 2000; (4) approve the proposal for alteration of Article 5 of the Company’s Bylaws, and, as a result if the previously mentioned capital increase, whereas the capital stock starts to be R$ 1,635,581,953.17 (one billion, six hundred and thirty-five million, five hundred and eighty-one thousand, nine hundred and fifty-three reais and seventeen cents) and Article 5 of the Bylaws starts to read with the following wording: “ARTICLE 5” – The capital stock subscribed and paid-in of the Company is R$ 1,635,581,953.17 (one billion, six hundred and thirty-five million, five hundred and eighty-one thousand, nine hundred and fifty-three reais and seventy cents), divided into 769,629,057 (seven hundred and sixty-nine million, six hundred and twenty-nine thousand and fifty-seven) nominative shares without par value, where 256,543,019 (two hundred and fifty-six million, five hundred and forty-three thousand and nineteen) common shares and 513,086,038 (five hundred and thirteen million, eighty-six thousand and thirty-eight) preferred shares. Sole § - The preferred shares do not give the right to vote, but will enjoy the following privileges: (a) right to receipt of one minimum, non-cumulative dividend, of 0.5% (half of a percent) of the net profit, in each fiscal year; (b) priority in the reimbursement of the capital, without premium, in the event of liquidation of the Company.” It is recorded that the Company fails to distribute the minimum dividend, mentioned in the Sole § of Article 5 of the Company Bylaws, having in view the loss verified in the fiscal year, according to item 2 above; and (5) approve the appointment of the administration to the effect that the Company’s legal publications start to be made in “Folha de Pernambuco” in addition to the official body published in the State of Pernambuco, pursuant to the terms of Article 289, §3 of Law 6.404/76.

ADJOURNMENT: Having nothing further to deal, the Chairman of the Board suspended the works for the time necessary to draw up these minutes. Once the session was reopened, the minutes were read and approved by those present, signed by the Chairman of the Board and by the Secretary of the Board as well as by the shareholders of TIM Celular S.A. and TIM Participações S.A.

I certify that this is a true copy of the original drawn up in the appropriate book.

[signature]
ALESSANDRA CATANANTE
Secretary of the Board

(Attachment to the Annual/Special Shareholders’ Meeting held on 04.09.2008)

BYLAWS OF TIM NORDESTE S.A.

CHAPTER I
NAME, HEADQUARTERS, PURPOSE AND TERM

ARTICLE 1 – TIM NORDESTE S.A. is a closely held company by shares, which is governed by these Bylaws and by the legal provisions applicable to it. The Company may also use the trade name “TIM NORDESTE” and/or “TIM LESTE” and/or “TIM MAXITEL”.

ARTICLE 2 – The Company has its venue in the city of Jaboatão of Guararapes, State of Pernambuco, headquartered at Av. Ayrton Senna da Silva No. 1633, Piedade. The decision related the opening and closing of branches, offices and establishments, whatsoever, inside and outside the national territory, may be taken at a Meeting of the Management.

ARTICLE 3 – The purpose of the Company is:

I. implant, operate and provide telecommunications and related services, by concessions, permissions or authorizations;
II. commercialize, rent and give in loan for use telephone appliances, their accessories and spare parts;
III. provide maintenance services in telephone appliances and telephony equipment;
IV. import and export telecommunication and other equipment related to the exploitation of telecommunication services;
V. exploit activities of its corporate purpose through the concession of deductibles;
VI. perform other related or correlated activities to those described in the previous items;
VII. participate in the capital of other companies.

ARTICLE 4. The duration of the Company is indefinite.

CHAPTER II
CAPITAL STOCK AND SHARES

ARTICLE 5 – The capital stock subscribed and paid in of the Company is R$ 1,635,581,953.17 (one billion, six hundred and thirty-five million, five hundred and eighty-one thousand, nine hundred and fifty-three reais and seventeen cents), divided into 769,629,057 (seven hundred and sixty-nine million, six hundred and twenty-nine thousand and fifty-seven) nominative shares without par value, 256,543,019 (two hundred and fifty-six million, five hundred and forty-three thousand and nineteen) common shares and 513,086,038 (five hundred and thirteen million, eighty-six thousand and thirty-eight) preferred shares.

Sole § - The preferred shares do not give the right to vote, but will enjoy the following privileges: (a) right to receive one minimum, non-cumulative dividend, of 0.5% (half of a percent) of the net profit, in each fiscal year; (b) priority in the reimbursement of the capital, without premium, in the event of liquidation of the Company.

ARTICLE 6 – Each common share will entitle to one vote in the resolutions of the Shareholders’ Meetings.

ARTICLE 7 – Once the legal provisions applicable are respected, the Company may make a total or partial redemption of shares of any kind or class, it being up to the General Meeting to set the respective redemption value and the other characteristics of the transaction.

CHAPTER III
SHAREHOLDERS’ MEETING

ARTICLE 8 – The Shareholders’ Meeting has the attributions contemplated in the law and, irrevocably and ordinarily, shall be installed annually in the course of the 04 (four) months subsequent to the adjournment of the fiscal year, which will be installed, extraordinarily, whenever the interest of the Company requires.

ARTICLE 9 – The Shareholders’ Meeting will have the powers and prerogatives attributed by laws and by these Bylaws, including the following:

I – elect and remove the Directors of the Company and set their attributions, in compliance with what is provided by the Bylaws in this respect;

II – approve the sphere of performance and scope of the Directors, managers and employees of the Company;

III – deliberate on the waiver of the preemptive right or right of disposal of any participation by the Company in companies under its control;

IV – authorize the Company, as well as its associates, subsidiaries, or companies in which it participates, to execute, alter or terminate shareholders’ agreements;

V – choose and remove the independent auditors, if any;

ARTICLE 10 -  The Shareholders’ Meeting will be called by the CEO, in compliance with the applicable law for the other cases of call. Regardless of the formalities of the call, the General Meeting in which all the shareholders attend will be considered regular.

ARTICLE 11 -  The General Meeting will be presided by the Director Superintendent or, in his absence, by any of the shareholders present, who will appoint the secretary to sit at the Board.

ARTICLE 12 – The resolutions of the General Meeting, with the exceptions contemplated in the law, will be taken by majority of votes of those present.

ARTICLE 13 – The permanent body of the administration of the Company is the Management. The administrators of the Company are waived from providing guarantee of the management.

ARTICLE 14 – The Directors must assume their offices within 30 (thirty) days counted from the respective dates of appointment, by execution of the term of investiture in the book of minutes of the Meetings of the Management, who must remain in their offices until the investiture of new administrators elect.

§1 – In addition to the cases of death, waiver, removal and others contemplated in the law, the vacancy of the office will occur when the administrator fails to sign the term of investiture in the period contemplated in the heading or leaves the exercise of the function for more than 30 (thirty) consecutive days or 90 (ninety) intercalated days during the period of the mandate, all without cause, at the discretion of the Shareholders’ Meeting.

§2 – The waiver from the office of administrator is made by written communication to the body which the waiver integrates, becoming effective, from this moment, before the Company and, before third parties, after filing of the waiver document in the Trade Register and its publication.

ARTICLE 15 – The General Meeting shall set the remuneration of the administrators of the Company. The remuneration may be set individually for each administrator or globally.

CHAPTER V

DIRECTORS AND MEETINGS OF THE MANAGEMENT

ARTICLE 16 – The Company will have a Management which will be competent for the administration and management of the corporate business, and, moreover, will represent the Company before third parties and in the performance of all the acts that are related to the objective of the Company, all according to the provisions in Article 21 of these Bylaws.

§1 – The Management shall be comprised by at least 02 (two) and a maximum of 07 (seven) members, who will have the following designations: I – CEO; II – Financial Director; III – General Director; IV – Supplies Director; V – Human Resources Director; VI – Legal Director and VII – Director without specific designation. All the Directors will have a term of 02 (two) years and will be elected by the General Meeting and removable by it at any time.

§2 – In the event of absences or temporary impediments of any Director, the deputy will be appointed by the CEO, or in his impossibility, by decision of the majority of the Management.

§3 – In the event of a vacancy in the office of Director, it shall be up to the Shareholders’ Meeting to elect the new Director or designate the deputy, who will conclude the mandate of the deputy.

ARTICLE 17 – Upon the act of the investiture, the Company Directors, in addition to adhering to the terms of the Code of Ethics of the Group, shall also be obliged to observe the provisions contained in the “Policy of Authorization of Corporate Authorizations of TIM Nordeste S.A.” (“Authorizations Policy”), approved by the General Meeting of the Company, which reflects and incorporates the statutory provisions of TIM Participações S.A., controller of the Company.

ARTICLE 18 – The Management shall always meet whenever called by the CEO or by 2 (two) members of the Management. The call shall be made by written notice, sent to all the Directors by letter, fax or electronic communication.

§ 1 – The members of the Management may participate in the meetings by audio or videoconference, all without any loss to the validity of the decisions taken. In any event, minutes will be drawn up of the Management meetings, which will be signed by the participants.

§2 – The decisions of the Management will be taken by the vote of the majority of the acting Directors, it being incumbent upon the Chairman, in the event of a tie, to have the casting vote.

ARTICLE 19 – The CEO, acting individually, shall have full powers to perform all and any act and sign all and any document in the name of the Company, in compliance only with the limitations established in Articles 9, 17 and 21 of the Bylaws and in the Law.

§1 – The Shareholders’ Meeting shall establish the limit of authority of each of the other Directors, setting the value within which the same are authorized to practice acts and sign documents in the Company’s behalf.

§2 – Without prejudice to the provisions in the heading and in § 1 of this Article, any of the other Directors of the Company may act individually in issues whose value does not exceed the amount of R$ 100,000.00 (one hundred thousand reais), as well as in the representation of the Company before third parties, including federal, state and municipal public bodies.

ARTICLE 20 – In compliance with the limitations established in Articles 9, 17 and 21 of these Bylaws, the Company will be represented and considered validly obliged by act or signature: I – of any Director, acting individually, or II – of 02 (two) attorneys-in-fact, acting individually, provided that the respective instrument of power of attorney has been signed by 02 (two) Directors of the Company, one of them being necessarily the CEO.

Sole § - The instruments of power of attorney granted by the Company will be signed by one Director, in compliance with the respective authority limits of said Director. The powers of attorney shall specify the powers granted, and, with the exception of those granted for judicial purposes, having the maximum period of 01 (one) year. Subgranting of the “ad negotia” powers of attorney is prohibited.

ARTICLE 21 – The Management shall administer the Company, complying with the provisions in the applicable legislation, in these Bylaws, in the Code of Ethics and Authorizations Policy mentioned in Article 17 above, it being prohibited to its members, jointly or individually, to practice any acts foreign to the corporate objectives.

CHAPTER VI

AUDIT COMMITTEE

ARTICLE 22 - The Audit Committee will only be convened at the request of shareholders and has the competencies, responsibilities and duties defined by law.

Sole § - The Audit Committee is comprised of at least 03 (three) and a maximum of 05 (five) effective members and an equal number of deputies, elected by the Shareholders’ Meeting.

CHAPTER VII
FISCAL YEAR
FINANCIAL STATEMENTS AND DESTINATION OF PROFITS

ARTICLE 23 -  The fiscal year will coincide with the calendar year, beginning on January 1 and ending on December 31. At the end of the fiscal year, the respective financial statements will be prepared as required by law.

ARTICLE 24 – In each fiscal year, the shareholders will be entitled to one compulsory dividend corresponding to 25% (twenty-five percent) of the profit earned in the fiscal year, agreed pursuant to the terms of Article 202 of Brazilian Corporate Law.

ARTICLE 25 – The Company, by resolution of the Shareholders’ Meeting, may draw up biannual, quarterly or monthly balance sheets. The Company also by resolution of the General Meeting may also declare interim dividends to the account of the accumulated profits or of profit reserves existing in the last annual or biannual balance sheet.

Sole § - The dividends distributed may remunerate the shareholders by payment of interest on the net current assets, in the form and within the limits established by the law.

ARTICLE 26 - The Company may compensate its shareholders upon payment of interest on the own capital as provided by Law on the appropriate capital.

Sole § - The remuneration paid pursuant to the terms of this Article will be imputed in the compulsory dividend.

CHAPTER VIII

TRANSFORMATION

ARTICLE 27 – The Company may, regardless of dissolution or liquidation, transform into a company or another type than a joint stock company.

CHAPTER IX
DISSOLUTION AND LIQUIDATION

ARTICLE 28 – The Company shall dissolve and enter into liquidation in the cases contemplated by law. It is up to the Shareholders’ Meeting to establish the manner of liquidation and to elect the liquidator, or liquidators, and the Audit Committee, who shall function in the period of liquidation, setting their powers and remuneration.

ANNEX II

FORM OF CERTIFICATE OF BORROWING POWERS

Finance Contract between European Investment Bank and TIM Nordeste S.A.

Date: 3rd June 2008

I hereby confirm that: -

(a) A true copy of the Memorandum and Articles of Association of TIM Nordeste S.A. has been delivered to the European Investment Bank and no change hereto has been made since the date of such delivery.

(b) As at the date hereof TIM Nordeste S.A. has not exceeded any limits on its borrowing powers contained in its Memorandum or Articles of Association or in any contract or any other instrument; the receipt of the loan the subject of the Finance Contract will not cause any of such limits to be exceeded, nor result in the imposition of increased financial charges or requirements as to security under any other contract or instrument to which TIM Nordeste S.A. is a party.

(c) The borrowing to be made under the Finance Contract has been duly authorized by all relevant internal procedures of TIM Nordeste S.A.; the resolution to enter into the Finance Contract, a copy of which has been delivered to European Investment Bank, is still in force and has not been cancelled or modified.

(d) Save as already disclosed to European Investment Bank, TIM Nordeste S.A. has not at the date hereof changed any of its assets to any person, firm or company.

[signature]
F. Tanzi
Business Manager

TIM NORDESTE S.A.
Avenida Ayrton Senna da Silva
1633 Bairro da Piedade
Jaboatão dos Guarapes
Pernambuco
Brazil

For the attention of: Mr. Francesco Tanzi

Luxembourg, 3rd June 2008                                                                                                JU/RO/RS                                No. 1255

Subject:                                TIM Celular Project
Finance Contract or even date herewith between European Investment Bank (the “Bank”) and TIM Nordeste S.A. (the “Borrower”)

Dear Sirs,

We write with reference to certain provisions in the above mentioned Finance Contract. Terms used in the Finance Contract have the same meaning herein.

Article 1.02B(iii)

We confirm that it the BANK’S practice to respond to Disbursement Requests within 2 weeks of receipt and in that response to specify whether or not the Disbursement Request can be met.

Article 6.04

We confirm that the tendering procedures undertaken by THE BORROWER satisfy the requirements of Article 6.04.

Article 6.10

We confirm that Article 6.10 refers to persons employed by THE BORROWER or otherwise controlled by THE BORROWER.

Article 10.01A(i)
We confirm that, with regard to Article 10.01A(i), it is not the policy of THE BANK to exercise its rights under this subparagraph without having regard to the fact that clerical and administrative errors can occur in any organization.

Yours faithfully,
EUROPEAN INVESTMENT BANK

[signature]                                                                                     [signature]
F. de Paula Coelho                                                                         R. Otte